UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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QUIKSILVER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUIKSILVER, INC.

15202 Graham Street

Huntington Beach, California 92649

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 19, 2013

To The Stockholders of Quiksilver, Inc.:

The Annual Meeting of Stockholders of Quiksilver, Inc. will be held at our headquarters, located at 15202 Graham Street, Huntington Beach, California 92649, on Tuesday, March 19, 2013, at 10:00 a.m. local time, for the following purposes:

1. To elect 8 directors to serve on our board of directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2. To consider and vote upon a proposal to approve the Quiksilver, Inc. 2013 Performance Incentive Plan;

3. To consider and vote upon a proposal to approve the amendment and restatement of the Quiksilver, Inc. Employee Stock Purchase Plan to (i) increase the aggregate number of shares of common stock reserved for purchase under the plan by an additional 1,000,000 shares and (ii) extend our ability to grant new awards under the plan until January 31, 2023;

4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

At the annual meeting, the board of directors intends to present William M. Barnum, Jr., Joseph F. Berardino, James G. Ellis, M. Steven Langman, Robert B. McKnight, Jr., Robert L. Mettler, Andrew P. Mooney and Andrew W. Sweet as nominees for election to the board of directors.

The board of directors recommends stockholders vote FOR each of the director nominees listed above and FOR Proposals 2 and 3.

All stockholders are cordially invited to attend the annual meeting in person. Only stockholders of record at the close of business on January 25, 2013 will be entitled to vote at the annual meeting or any adjournment or postponement of the meeting.

A majority of the outstanding shares must be represented at the meeting in order to transact business. Consequently, whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly execute the enclosed proxy and return it in the enclosed addressed envelope. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person, if you wish.

By Order of the Board of Directors,
QUIKSILVER, INC.
ROBERT B. McKNIGHT, JR.
Executive Chairman

Huntington Beach, California

February 12, 2013

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QUIKSILVER, INC.

15202 Graham Street

Huntington Beach, California 92649

ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 19, 2013

PROXY STATEMENT

General

The enclosed proxy is solicited by the board of directors of Quiksilver, Inc. for use at our Annual Meeting of Stockholders to be held at our headquarters, located at 15202 Graham Street, Huntington Beach, California 92649, on Tuesday, March 19, 2013, at 10:00 a.m. local time, and any and all adjournments or postponements of the meeting. We intend to make this proxy statement and form of proxy available to our stockholders beginning on or about February 12, 2013.

Voting; Quorum; Abstentions and Broker Non-Votes

The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. Only holders of record of the 167,192,620 shares of our common stock outstanding at the close of business on January 25, 2013 will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement of such meeting. On each matter to be considered at our annual meeting, stockholders will be entitled to cast one vote for each share held of record on January 25, 2013.

The required quorum for the transaction of business at the annual meeting is a majority in voting power of the issued and outstanding shares of our common stock entitled to vote at the annual meeting, whether present in person or represented by proxy. Our bylaws provide that unless otherwise provided by our certificate of incorporation, our bylaws, the rules and regulations of any stock exchange applicable to us or applicable law or regulations, all matters other than the election of directors coming before the annual meeting will be decided by the vote of the holders of a majority in voting power of the shares of stock entitled to vote thereon present in person or represented by proxy at the annual meeting. Votes cast at the annual meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting. Shares of stock represented by a properly signed and returned proxy will be treated as present at the meeting for purposes of determining a quorum, regardless of whether the proxy is marked to indicate how the shares are to be voted on the proposals at the meeting.

If you hold your shares through a brokerage account (that is, in “street name”), your broker may not vote your shares if you do not submit voting instructions, except on certain matters considered routine under applicable rules. Broker non-votes with respect to a matter are shares of stock held in record name by brokers or nominees as to which:

—	instructions have not been received from the beneficial owners or persons entitled to vote;

—	the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity to vote your shares on that matter; and

—

the record holder has indicated on the proxy card or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter but has submitted a proxy to vote your shares on another matter at the meeting considered routine and for which it has discretionary voting power under applicable rules.

None of the proposals described in this proxy statement are considered “routine,” and therefore any shares you hold through a brokerage account will not be voted at the annual meeting unless you submit voting instructions to your broker. Consequently, we do not expect there will be broker non-votes on any of the proposals at the annual meeting. In the event there are broker non-votes on a proposal at the meeting, the shares represented by those broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting.

Directors will be elected by a plurality of the votes cast. As a result, the 8 nominees receiving the greatest number of votes will be elected. Withhold votes on a director nominee and broker non-votes, if any, will not affect the election of a nominee who receives a plurality of votes. Each of Proposals 2 and 3 requires the approval of a majority in voting power of the shares of voting stock present or represented by proxy at our annual meeting and entitled to vote on the proposal, provided that, with respect to Proposal 2, the total votes cast on such proposal must represent over 50% of the outstanding shares of common stock entitled to vote on the proposal (solely for this purpose, abstentions will be treated as votes cast). Therefore, abstentions as to Proposal 2 also will have the same effect as votes against the proposal. Broker non-votes, if any, as to each of Proposals 2 and 3, however, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

Proxies

All shares represented by a properly executed, unrevoked proxy received in time for our annual meeting will be voted in the manner specified in such proxy. The board of directors recommends that you vote FOR each of the director nominees identified in Proposal 1 and FOR Proposals 2 and 3. If the manner of voting is not specified in an executed proxy received by us, the proxy holders will vote as the board of directors recommends on each proposal. The named proxy holders may vote in their discretion upon such other matters as may properly come before the meeting, including any motion made for adjournment or postponement (including for purposes of soliciting additional votes).

Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our corporate Secretary, by presenting at the annual meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the annual meeting and voting in person by the person who executed the prior proxy.

Solicitation

We will bear the expense of preparing, printing and mailing this proxy statement and the proxies we solicit. Proxies will be solicited by mail, telephone, personal contact, and electronic means and may also be solicited by directors, officers and employees in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing and returning the enclosed proxy card will help to avoid additional expense.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 19, 2013: Copies of this Proxy Statement, the form of Proxy and our 2012 Annual Report to Stockholders are available online at http://www.quiksilverinc.com/proxy. Stockholders wishing to attend the annual meeting in person may obtain directions by contacting us at (714) 889-2200.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our directors are elected at each annual stockholders meeting and hold office until the next annual stockholders meeting or until their respective successors are duly elected and qualified. Our bylaws provide that the number of directors constituting the board of directors will be determined by resolution of the board. The number of directors currently authorized is 8.

All 8 nominees for election to the board of directors are currently serving as directors on our board. Unless individual stockholders specify otherwise, the shares represented by each returned proxy will be voted FOR the election of the 8 nominees named below. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our board of directors. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors.

The following sets forth certain information concerning our nominees as of January 15, 2013:

Name	Age	Director Since	Positions with Quiksilver
William M. Barnum, Jr.	58	1991	Director
Joseph F. Berardino	62	2011	Director
James G. Ellis	66	2009	Director
M. Steven Langman	51	2009	Director
Robert B. McKnight, Jr.	59	1976	Executive Chairman and Director
Robert L. Mettler	72	2010	Director
Andrew P. Mooney	57	2013	Chief Executive Officer, President and Director
Andrew W. Sweet	41	2009	Director

William M. Barnum, Jr. currently serves as a director of several private companies, and has been a Managing Member of Brentwood Associates, a Los Angeles based venture capital and private equity investment firm since 1986. Prior to that, Mr. Barnum held several positions at Morgan Stanley & Co. Mr. Barnum graduated from Stanford University in 1976 with a B.A. in Economics and from the Stanford Graduate School of Business and Stanford Law School in 1981 with an M.B.A. and J.D. Mr. Barnum also serves on the board of directors of Zumiez, Inc., an action sports specialty retailer. Due to Mr. Barnum’s extensive experience in venture capital and private equity investment, he provides valuable perspective to our board discussions on financial and capital market issues. Additionally, his retail and action sports industry experience, as well as his public company board service, provides important insight to our board.

Joseph F. Berardino currently serves as a Managing Director at Alvarez & Marsal, a global professional services firm. Prior to joining Alvarez & Marsal in October 2008, Mr. Berardino was Chairman of the Board of Profectus BioSciences, a biotechnology company, from 2004 until September 2008, and served as its Chief Executive Officer from October 2005 until January 2008. He previously served as Vice-Chairman of Sciens Capital Management, a New York-based alternative asset management firm from 2004 to September 2005 and prior to his tenure at Sciens, he served as Chief Executive Officer of Andersen Worldwide, a global accounting and consulting firm. Mr. Berardino graduated from Fairfield University with a B.S. in Accounting and has been a Certified Public Accountant since 1975 (inactive). Mr. Berardino also serves on the board of directors of ValueVision Media, Inc., an interactive retailer via TV, internet and mobile. Mr. Berardino’s extensive experience in public accounting and executive management provides him the ability to share with our Board valuable insights into financial reporting, corporate finance and compensation matters.

James G. Ellis currently serves as the Dean of the Marshall School of Business at the University of Southern California and holder of the Robert R. Dockson Dean’s Chair in Business Administration. Prior to his appointment as Dean in April 2007, Mr. Ellis was the Vice Provost, Globalization, for USC and prior to that he was Vice Dean, External Relations. Mr. Ellis has been a professor in the Marketing Department of the Marshall School of Business since 1997. From 1990 to 1997, he served as Chairman and CEO of Port O’Call Pasadena, an upscale home accessory retailer and was President and CEO of American Porsche Design from 1985 to 1990. Mr. Ellis graduated from the University of New Mexico with a B.B.A. and from Harvard Business School with an M.B.A. Mr. Ellis also serves on the board of directors of Fixed Income Funds and Investment Company of America, both investment funds of The Capital Group, a private company. Mr. Ellis’s operating experience as a chief executive officer, particularly in the retail sector, provides our board with valuable perspective into financial and operational issues, while his experience as a dean at a distinguished institution of higher education enables him to provide leadership and analytical insights into the operational, strategic planning and organizational issues we face.

M. Steven Langman co-founded Rhône, a private equity firm, in 1996 and since that time has served as Managing Director. Prior to 1996, Mr. Langman was Managing Director of Lazard Frères & Co. LLC where he specialized in mergers and acquisitions, working in both London and New York. Mr. Langman joined Lazard in 1987. Before joining Lazard, he worked in the mergers and acquisition group of Goldman, Sachs & Co. Mr. Langman also currently serves on the boards of private companies in which Rhône or its controlled funds hold interests. Mr. Langman received a B.A. with highest honors from the University of North Carolina at Chapel Hill and an MSc from the London School of Economics. Mr. Langman’s education and extensive experience in private equity, investment banking, mergers and acquisitions and capital markets provides our board with valuable guidance with respect to a range of international operational and financial matters.

Robert B. McKnight, Jr., co-founded Quiksilver in 1976 and currently serves as our Executive Chairman. Mr. McKnight served as Chairman of the Board from 1976 until January 2013 when the Executive Chairman position was created to add operational responsibilities to the Chairman’s role. Mr. McKnight served as Chief Executive Officer from August 1991 to January 2013. He also served as our President from 1979 through July 1991 and from February 2008 to January 2013. Mr. McKnight received a B.S. degree in Business Administration from the University of Southern California. Mr. McKnight also serves on the board of directors of Jones Trading Institutional Services, LLC, a private company. As co-founder of Quiksilver, Mr. McKnight is uniquely qualified to serve on our board. Mr. McKnight’s particular knowledge of the action sports industry and his long tenure of service to the Company provide an essential contribution to our board’s discussions regarding brand building opportunities and important growth strategies.

Robert L. Mettler held various executive positions at Macy’s, Inc. between 2000 and his retirement in January 2009. From 2000 to 2002 he served as President and Chief Operating Officer of Macy’s West, and from 2002 to 2008, he served as Chairman and Chief Executive Officer of Macy’s West. Most recently, Mr. Mettler was the President of Special Projects at Macy’s, Inc. between 2008 and his retirement in 2009. Prior to joining Macy’s, Mr. Mettler held various executive positions in the retail industry, including President of Merchandising — Full Line Stores of Sears, Roebuck and Co. from 1996 to 2000, President of Apparel and Home Fashions of Sears from 1993 to 1996, and President and Chief Executive Officer of Robinson’s May Company from 1987 to 1993. Mr. Mettler graduated from the University of Virginia with a B.A. in economics. Mr. Mettler also serves on the Board of Directors of Jones Apparel Group, Inc. and Stein Mart, Inc. Mr. Mettler’s extensive experience in the retail sector, including more than 20 years in leadership positions with major department stores, provides our board with important merchandising, marketing and operational expertise. Additionally, his service as a director for other public company boards and committees, particularly those in the apparel and footwear retail sector, provides our board with valuable insights into matters relating to corporate governance, compensation and strategic initiatives.

Andrew P. Mooney has served as our President and Chief Executive Officer since January 2013. Prior to joining Quiksilver, he served as Chairman (2003-2011) and as President (2000-2003) of the Disney Consumer Products division of The Walt Disney Company. From 1980 to 2000, Mr. Mooney held a variety of positions with Nike, Inc., including Chief Marketing Officer from 1998 to 2000, General Manager; Apparel from 1999 to 2000, and General Manager; Equipment from 1995 to 1998. He started with Nike in 1980 as the Chief Financial Officer of Nike UK. Prior to joining Nike, Mr. Mooney was a financial analyst for Perkins Diesel Engines from 1978 to 1980 and worked as an accountant for Cameron Iron Works from 1975 to 1978 and Uniroyal Tire and Rubber from 1974 to 1975. Mr. Mooney is currently Joint Chairman of TRC Family Entertainment Limited, and also serves on the board of directors of shopkick, Inc. and Fuhu, Inc., each a private company. He also serves as an adviser for

Out Fit 7 Limited and as Chairman of Los Angeles Team Mentoring. Mr. Mooney was awarded an Honorary Doctorate of Business Administration in 2008 by Queen Margaret University, Edinburgh. Pursuant to the terms of his employment agreement, we appointed Mr. Mooney to our board of directors and agreed to include him as a nominee for election as a director at the annual meeting. Mr. Mooney’s extensive executive experiences in the apparel, footwear and other consumer products markets provide our board with a unique perspective on our growth initiatives,, and his services as our Chief Executive Officer and President allow him to provide our board with a detailed and integral knowledge of our business and operations.

Andrew W. Sweet is a Managing Director of Rhône, a private equity firm, which he joined in 1996. Prior to joining Rhône, he worked in the mergers and acquisitions group of Lazard Frères & Co. LLC. Mr. Sweet also currently serves on the boards of private companies in which Rhône or its controlled funds hold interests. He graduated from Colgate University in 1993. Mr. Sweet has extensive experience in private equity and investment banking which allows him to bring significant insight to our board particularly with respect to strategic planning and operational matters, as well as capital market and finance issues.

Messrs. Langman and Sweet were proposed for nomination to our board of directors by Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P., respectively, each of which is an entity affiliated with Rhône Capital III L.P., pursuant to such entities’ rights under the Warrant and Registration Rights Agreement and Stockholders Agreement discussed below under “CORPORATE GOVERNANCE” – Board Committees and Meetings – Nominating and Governance Committee.”

Proposal

At the annual meeting, our stockholders will be asked to elect 8 directors to serve on our board until our next annual meeting of stockholders and until their successors are duly elected and qualified. The nominees receiving the highest number of affirmative votes of all outstanding shares of our common stock present or represented by proxy and entitled to be voted on the election of directors shall be elected as directors to serve until our next annual meeting of stockholders and until their successors have been duly elected and qualified. The board of directors recommends a vote “FOR” the election of each of the nominees listed above.

CORPORATE GOVERNANCE

General

Pursuant to Delaware law and our bylaws, our business and affairs are managed by or under the direction of our board of directors. Members of the board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. Our board has three standing committees:

—	The audit committee;

—	The compensation committee; and

—	The nominating and governance committee

Copies of the written charters for our audit, compensation and nominating and governance committees, as well as our Corporate Governance Guidelines, Code of Ethics for Senior Financial Officers and Code of Business Conduct and Ethics are available on our website located at www.quiksilverinc.com, and can be found under the “Investor Relations” and “Corporate Governance” links. We may post amendments to, or waivers of, the provisions of our Code of Ethics for Senior Financial Officers and Code of Business Conduct and Ethics, if any, on our website. Please note, however, that the information contained on our website is not incorporated by reference in, or considered part of, this proxy statement.

Director Independence

The listing standards of the New York Stock Exchange (NYSE), as well as our Corporate Governance Guidelines, require that a majority of our board of directors be comprised of independent directors. For a director to be considered independent under these standards:

—	The director must meet the bright-line independence tests under the listing standards of the NYSE; and

—

The board must affirmatively determine that the director otherwise has no material relationship with us, directly or as a partner, shareholder or officer of an organization that has a relationship with us.

The board has adopted additional categorical standards which provide that certain relationships will not be considered material relationships that would impact a director’s independence. These categorical standards are part of our Corporate Governance Guidelines and can be accessed under the “Investor Relations” and “Corporate Governance” sections of our website at www.quiksilverinc.com.

Based on these standards, our board has affirmatively determined that each of the following directors is independent: William M. Barnum, Jr., Joseph F. Berardino, James G. Ellis and Robert L. Mettler. In addition, the board previously determined that Douglas K. Ammerman, who did not stand for re-election in March 2012, and Paul C. Speaker, who resigned February 5, 2013, were independent. The board based these determinations primarily on a review of the responses of our directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors. With respect to Mr. Speaker, the Board evaluated his consulting services arrangement with the Company, whereby Mr. Speaker provided consulting, planning and production services in connection with our 2011 Quiksilver Pro New York event and received seven monthly payments of $17,000, and concluded that this was not a material relationship because of the nature and limited duration of the services and the relatively insignificant amount involved.

As a result of the recent resignation of Mr. Speaker, a majority of our board of directors is no longer comprised of independent directors. We have initiated a search for, and expect to appoint, an additional independent director to our board within the next 60-90 days.

Board Committees and Meetings

Our board of directors held 11 meetings during the fiscal year ended October 31, 2012. Each incumbent director attended at least 75% of the total number of meetings of the board of directors and of the board committees on which that director served which were held during the period for which he was a director.

Audit Committee. The charter for our audit committee is available on our website at www.quiksilverinc.com. The audit committee charter requires that the committee be comprised of at least three members, all of whom must be independent under the NYSE listing standards and the Securities and Exchange Commission (SEC) rules regarding audit committee membership. The current members of our audit committee are Messrs. Barnum, Berardino, Ellis and Mettler, all of whom are “independent” under the NYSE listing standards and the applicable SEC rules. The board has determined that Mr. Berardino is an “audit committee financial expert” as defined by the rules of the SEC.

The committee assists our board of directors in discharging its responsibilities to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal auditors. It has direct responsibility for the appointment, compensation, retention and oversight of the work of any independent auditors employed by us for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The committee also is responsible for reviewing and approving any related party transactions and producing an Audit Committee Report for inclusion in our proxy statement. The committee held six meetings during the fiscal year ended October 31, 2012.

Compensation Committee. The charter for our compensation committee is available on our website at www.quiksilverinc.com. The charter requires that the committee be comprised of at least two members, all of whom must be independent under the NYSE listing standards. The current members of the committee are Messrs. Barnum, Berardino and Mettler, all of whom are “independent.”

The compensation committee assists the board of directors in discharging its responsibilities in respect of compensation of our executive officers and directors. The committee is responsible for determining the compensation of our Chief Executive Officer and all of our other executive officers. The committee reviews and approves all employment agreements for our executive officers and prepares, or causes to be prepared, the disclosures required by the SEC to be included in our proxy statement with respect to compensation. Our Chief Executive Officer makes recommendations to the compensation committee concerning the compensation of our executive officers. The committee also approves and administers our incentive compensation programs, including our 2000 Stock Incentive Plan, 2000 Employee Stock Purchase Plan and Incentive Compensation Plan, and approves all grants of equity compensation to our employees. The committee makes recommendations to the board of directors with respect to incentive and equity compensation plans and periodically reviews and makes recommendations concerning existing or new executive compensation, performance incentives, employee benefits, stock plans and management perquisites. The committee conducts a periodic review of non-employee director compensation and, if appropriate, recommends changes to the board. The committee held six meetings during the fiscal year ended October 31, 2012.

Nominating and Governance Committee. The charter for our nominating and governance committee is available on our website at www.quiksilverinc.com. The charter requires that the committee be comprised of at least two members, all of whom must be independent under the NYSE listing standards. The current members of the committee are Messrs. Ellis and Mettler, both of whom are “independent.”

Pursuant to the terms of a Warrant and Registration Rights Agreement we entered into on July 31, 2009 with Rhône Capital III L.P. and certain other parties thereto in connection with certain senior secured term loans, we were required to increase the number of directors constituting our board of directors by two and fill the newly-created directorships with two directors, M. Steven Langman and Andrew Sweet, proposed by two of the parties to the agreement, Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P. (together, the “Appointing Funds”). At each meeting of stockholders at which directors are to be elected, the Warrant and Registration Rights Agreement requires us to take all steps necessary to nominate one director proposed by Triton Onshore and one director proposed by Triton Coinvestment. If, for any reason, our board or nominating and governance committee determines that a director proposed by either Triton Onshore or Triton Coinvestment is unqualified to serve on our board, Triton Onshore or Triton Coinvestment, as applicable, has the right to propose an alternative individual to be nominated. In addition, if any director proposed by Triton Onshore or Triton Coinvestment is elected and subsequently ceases to serve as a director for any reason during his or her term, we are required to use reasonable best efforts to cause the vacancy created thereby to be filled with a replacement designated by the entity who proposed the director whose services have ceased. Triton Coinvestment’s right to propose one director continues until the parties to the agreement have sold one-third of the shares of our common stock issued upon exercise of the warrants (or warrants exercisable for such amount) issued pursuant to the Warrant and Registration Rights Agreement, other than to affiliates of Rhône Capital III, and Triton Onshore’s right to nominate one director continues until the parties to the agreement have sold two-thirds of the shares of common stock issuable upon exercise of the warrants (or warrants exercisable for such amount), other than to affiliates of Rhône Capital III. On August 9, 2010, in connection with a debt-for-equity exchange, we entered into a Stockholders Agreement, under which, among other things, each of the Appointing Funds is entitled to designate a director to our board of directors; provided, that if the parties to the agreement sell one-third or more of the common stock they received in the debt-for-equity exchange to any persons other than affiliates, then only Triton Onshore shall be entitled to designate a director pursuant to the Stockholders Agreement, and if the parties to the agreement sell two-thirds or more of the common stock they received in the debt-for-equity exchange to any persons other than affiliates, then Triton Onshore’s right to designate a director pursuant to the Stockholders Agreement terminates; provided further, however, that for so long as any directors designated by the Appointing Funds pursuant to the Warrant and Registration Rights Agreement serve on the board of directors, then such directors shall be counted as directors designated by the Appointing Funds for purposes of the Stockholders Agreement.

Within the constraints of the Warrant and Registration Rights Agreement and the Stockholders Agreement, the committee is responsible for identifying individuals qualified to become board members and recommending to our full board of directors nominees for election as directors. To fulfill this role, the committee reviews the composition of the full board to determine the qualifications and areas of expertise needed to further enhance the composition of the board and works with management in attracting candidates with those qualifications. The committee believes that the board should be comprised of directors with varied, complementary backgrounds, and that directors should also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. In considering candidates for directors, the committee takes into account a number of factors, including the following:

—	independence under applicable listing standards;

—	relevant business experience;

—	judgment, skill, integrity and reputation;

—	the number of other boards on which the candidate serves;

—	other business and professional commitments;

—	potential conflicts of interest with other pursuits;

—	whether the candidate is a party to any action or arbitration adverse to us;

—	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for audit committee membership or qualify as an “audit committee financial expert;”

—	executive compensation background, to enable the committee to determine whether a candidate would be suitable for compensation committee membership; and

—	the size and composition of the existing board and the extent to which the prospective nominee would contribute to the range of talent, skill and expertise appropriate for the board.

Specific weights are not assigned to particular factors and no particular factor is necessarily applicable to all prospective nominees. The committee reviews the qualities of the board members as a group, including the diversity of the board’s career experiences, viewpoints, company affiliations, expertise with respect to various facets of our business operations, and business experiences. We do not have a formal policy about diversity. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

The committee will consider qualified director candidates suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write our corporate Secretary and include:

—	the name and contact information of the stockholder and the beneficial owner, if any, on whose behalf the recommendation is made;

—	a statement that the writer is a stockholder of record and is proposing a candidate for consideration by the committee;

—	the name of, and contact information for, the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected;

—	a statement of the candidate’s business and educational experience;

—	information regarding each of the factors listed above, other than that regarding board size and composition, sufficient to enable the committee to evaluate the candidate;

—	a statement of the value that the candidate would add to the board;

—	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors; and

—	detailed information about any relationship or understanding between the proposing stockholder and the candidate.

In connection with its evaluation, the committee may request additional information from the candidate or the recommending stockholder and may request an interview with the candidate. The committee has discretion to decide which individuals to recommend for nomination as directors. In order to give the committee sufficient time to evaluate a recommended candidate, the recommendation should be received by our corporate Secretary at our principal executive offices not later than the 120th calendar day before the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. No candidates for director nominations were submitted to the committee by any stockholder in connection with the election of directors at this annual meeting.

Before nominating a sitting director for re-election at an annual meeting, the committee will consider the director’s performance on the board and whether the director’s re-election will be consistent with our Corporate Governance Guidelines. The committee generally intends to nominate current members of the board so long as they continue to exhibit the qualities described above and are otherwise qualified to serve as members of the board.

When seeking candidates for director, the committee may solicit suggestions from our incumbent directors, management or others. After conducting an initial evaluation of the candidate, the committee will interview the candidate if it believes the candidate might be suitable for a director. The committee may also ask the candidate to meet with our management. If the committee believes the candidate would be a valuable addition to the board, it will recommend to the full board that candidate’s election or nomination.

In addition to the above, the committee is responsible for developing and recommending to our board a set of corporate governance principles applicable to Quiksilver and overseeing the evaluation of our board of directors and management. The committee held three meetings during the fiscal year ended October 31, 2012.

All of the nominees for director set forth in this proxy statement are standing for re-election, with the exception of Mr. Mooney, who was appointed to the board on January 11, 2013.

Board Leadership Structure

The board of directors believes that our stockholders are best served if the board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, our Corporate Governance Guidelines provide that the board may combine or separate the roles of the Chief Executive Officer and Executive Chairman, as it deems advisable. The board of directors has determined that it is in our best interest to have Mr. McKnight serve as Executive Chairman and Mr. Mooney as Chief Executive Officer.

The board acknowledges that independent board leadership is important and, accordingly, our Corporate Governance Guidelines provide that when the Executive Chairman does not meet the criteria for independence established by the NYSE, an independent, non-employee member of the board will be appointed as “Presiding Independent Director.” Mr. Ellis is currently designated as Presiding Independent Director. As such, his responsibilities include coordinating and moderating executive sessions of the board’s non-employee directors, facilitating communication by stockholders and employees with the non-management directors, and performing such other duties as the board of directors may from time to time delegate to the Presiding Independent Director to assist the board in the fulfillment of its responsibilities.

Executive Sessions

Non-management directors meet regularly in executive session without management. “Non-management” directors are all those who are not Quiksilver officers and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with us. Executive sessions are led by the Presiding Independent Director. Executive sessions are typically held in conjunction with each regularly scheduled board meeting and other sessions may be called by the Presiding Independent Director in his own discretion or at the request of the board.

Board Role in Risk Oversight

Although management is responsible for the day-to-day management of the risks we face, the board of directors, as a whole and through its committees comprised solely of independent directors, has responsibility for the oversight of risk management, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full board of directors include competition risks, industry risks, economic risks, liquidity risks, business operations risks, risks related to the economic environment in the Euro zone and risks related to acquisitions and dispositions. The audit committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report these exposures. Specific examples of risks primarily overseen by the audit committee include risks related to the preparation of our financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act, accounting, financial and auditing risks, treasury risks, risks posed by significant litigation matters, and compliance with applicable laws and regulations. The audit committee also monitors compliance with our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers, evaluates proposed transactions with related persons for compliance with our policies, contracts, and laws and regulations. The compensation committee reviews and evaluates potential risks related to the attraction and retention of talent and risks related to the design of compensation programs established by the compensation committee for our executive officers. We do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us.

The board of directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.

Director Attendance at Annual Meetings

We typically schedule a board meeting in conjunction with our annual meeting of stockholders and expect that our directors will attend, absent a valid reason. Last year 2 directors attended our annual meeting of stockholders.

Communications with Directors

Stockholders and other interested parties who want to communicate with our board of directors, the non-management or independent directors as a group, the Presiding Independent Director or any other specified individual director should write to us at:

Quiksilver, Inc.

c/o Secretary/Board Communications

15202 Graham Street

Huntington Beach, CA 92649

Pursuant to procedures established by our independent directors, we review each communication sent in accordance with the above instructions and forward such communication to the specified person or persons for response. We will not forward any incoherent, obscene or similarly inappropriate communication, or any communication that involves an ordinary business matter (such as a job inquiry, a business account or transaction, a request for information about us, form letters, spam, invitations and other forms of mass mailings), unless requested by a director or at management’s discretion.

At each board of directors meeting, a summary of all such communications received since the last meeting that were not forwarded will be presented, and those communications will be available to directors on request.

Compensation Committee Interlocks and Insider Participation

Each of Messrs. Barnum, Berardino and Mettler served as a member of the compensation committee during the fiscal year ended October 31, 2012. There are no compensation committee interlocks between any of our executive officers and any entity whose directors or executive officers serve on our board of directors or compensation committee.

Director Compensation

We use a combination of cash and equity-based compensation to attract and retain qualified non-employee directors to serve on our board. Our compensation committee, which consists only of independent directors, annually reviews and considers revisions to non-employee director compensation. The board reviews the committee’s recommendations and determines the amount of non-employee director compensation. Directors who are also our employees receive no additional compensation for serving on our board. The following table describes the current compensation arrangements with our non-employee directors.

Compensation
Annual Cash Retainers(1)
Chair of Audit Committee	$27,000
Chairs of Other Committees	$18,000
Non-Chair Committee Member	$13,500
Clothing Allowance	$2,000 annual allowance to purchase our products at wholesale prices
Annual Restricted Stock Award(2)	Automatic 15,000 share restricted stock award if director has served at least 6 months on our board
Annual Stock Option Award(2)	Automatic 25,000 share stock option grant if director has served at least 6 months on our board

(1)	We do not pay our non-employee directors meeting attendances fees. However, we reimburse directors for travel and other out-of-pocket expenses incidental to their service as a director. We also extend coverage to all directors under a directors’ and officers’ indemnity insurance policy.

(2)	In addition to the annual awards, we also automatically award 15,000 restricted shares of common stock and options to purchase 25,000 shares of common stock to non-employee directors upon their initial commencement of service as a non-employee director.

Under the Director Automatic Grant Program of our 2000 Stock Incentive Plan, we make automatic equity awards to our non-employee directors consisting of an option to purchase 25,000 shares of common stock and 15,000 shares of restricted stock (i) on the date an individual first commences service as a non-employee director and (ii) on the date of each annual meeting of our stockholders, provided the non-employee director continues to serve as a non-employee director after such meeting and has served as a non-employee director for at least six months.

Each option grant under the Director Automatic Grant Program has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a maximum term of seven years, subject to earlier termination following the director’s cessation of service on the board. Each option is immediately exercisable and fully vested on the date of grant for all of the shares subject to the option. Each option grant held by a director upon his or her termination of board service remains exercisable for up to a twelve (12)-month period following his or her termination date.

Each restricted stock award vests in a series of three successive equal annual installments over the period beginning with the grant date of such award. The vesting dates with respect to the annual awards of restricted stock occur on the first, second and third anniversaries of the award date, or, if earlier, the day immediately preceding the date of our annual meeting of stockholders for each such year. An initial award of restricted stock vests on the first, second and third anniversaries of the award date. Non-employee directors will not vest in any additional shares of restricted stock following his or her cessation of service as a board member; provided, however, that if such cessation of board service occurs by reason of his or her death or disability, then all outstanding shares of restricted stock will immediately vest. Restricted stock awards also vest in full on an accelerated basis upon the occurrence of certain changes in control of Quiksilver, Inc. during the period of board service. As the restricted stock awards vest, the underlying shares of common stock cease to be subject to any restrictions, other than applicable securities laws.

If stockholders approve Proposal 2 in this proxy statement (approval of our 2013 Performance Incentive Plan), we expect to continue our non-employee director equity award grant program, as it may be revised from time to time by our board, under the 2013 Performance Incentive Plan.

The following table sets forth certain information regarding the compensation earned by, or awarded to, each non-employee director who served on our board of directors in fiscal 2012. During fiscal 2012, Messrs. McKnight and Charles S. Exon were each employees of Quiksilver and were not compensated for their services as directors. The compensation paid to Messrs. McKnight and Exon is presented in the disclosures under the section of this proxy statement entitled “EXECUTIVE COMPENSATION AND OTHER INFORMATION.”

Director Compensation Table

Name	Fees Earned or Paid in Cash $	Stock Awards $(1)(2)		Option Awards $(1)(3)		All Other Compensation $	Total $
Douglas K. Ammerman(4)	—	—		—		2,000	2,000
William M. Barnum, Jr.	31,500	66,200		77,500		2,000	177,200
Joseph F. Berardino	40,500	66,200		77,500		2,000	186,200
James G. Ellis	27,000	66,200		77,500		2,000	172,700
M. Steven Langman	—	66,200	(5)	77,500	(5)	2,000	145,700
Robert L. Mettler	27,000	66,200		77,500		2,000	172,700
Paul C. Speaker(6)	18,000	66,200		77,500		2,000	163,700
Andrew W. Sweet	—	66,200	(5)	77,500	(5)	2,000	145,700

(1)

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our directors. In accordance with SEC requirements, these amounts reflect the grant date fair value computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) ASC 718, “Stock Compensation” (“ASC Topic 718”) related to stock and option awards to directors in fiscal 2012, disregarding estimated forfeitures. See Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012 filed with the SEC on January 10, 2013 for information regarding assumptions underlying the valuation of stock and option awards. In fiscal 2012 (as in prior years) our non-employee directors received a combination of restricted stock and stock option awards as described above. With respect to such awards, as of October 31,

2012, each non-employee director held the number of outstanding and unvested restricted shares of common stock and outstanding options for the number of shares of common stock set forth below:

Director	Restricted Shares	Shares Subject to Options

Douglas K. Ammerman	—	152,500
William M. Barnum, Jr.	30,000	177,500
Joseph F. Berardino	25,000	50,000
James G. Ellis	30,000	82,500
M. Steven Langman	30,000	82,500
Robert L. Mettler	30,000	75,000
Paul C. Speaker	26,667	57,500
Andrew W. Sweet	30,000	82,500

(2)	On March 20, 2012, the date of our 2012 annual meeting of stockholders, each of the listed non-employee directors, other than Mr. Ammerman, was automatically awarded 15,000 restricted shares of our common stock, which represents the only restricted stock award granted to each such non-employee director during fiscal 2012.

(3)	On March 20, 2012, the date of our 2012 annual meeting of stockholders, each of the listed non-employee directors, other than Mr. Ammerman, was automatically awarded an option to purchase 25,000 shares of our common stock, which represented the only stock option award granted to each such non-employee director during fiscal 2012.

(4)	Mr. Ammerman’s term of office as a director expired at the time of our 2012 annual meeting of stockholders.

(5)	Messrs. Langman and Sweet each have entered into an agreement by which each of them agreed to receive and hold these options and stock awards as agent of and on behalf of Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P. As noted in our “Ownership of Securities” table below, each of Messrs. Langman and Sweet has disclaimed beneficial ownership of these securities for purposes of Section 16 and Section 13D of the Securities Exchange Act of 1934, as amended.

(6)	Mr. Speaker resigned as a director on February 5, 2013.

PROPOSAL 2

APPROVAL OF THE QUIKSILVER, INC.

2013 PERFORMANCE INCENTIVE PLAN

General

At the annual meeting, stockholders will be asked to approve the Quiksilver, Inc, 2013 Performance Incentive Plan (the “2013 Plan”), which was adopted, subject to stockholder approval, by the board of directors on February 5, 2013.

We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting our success, and that incentive compensation plans like the proposed 2013 Plan are an important attraction, retention and motivation tool for participants in the plan.

We currently maintain the 2000 Stock Incentive Plan, as amended (the “2000 Plan”). As of January 31, 2013, a total of 20,202,363 shares of our common stock were then subject to outstanding awards granted under the 2000 Plan, and an additional 2,643,490 shares of our common stock were then available for new award grants under the 2000 Plan. Our outstanding options generally may not be transferred to third parties for value and do not include dividend equivalent rights.

Our board of directors approved the 2013 Plan based, in part, on a belief that the number of shares currently available under the 2000 Plan does not give us sufficient authority and flexibility to adequately provide for future incentives. If stockholders approve the 2013 Plan, no new awards will be granted under the 2000 Plan after the annual meeting. In that case, the number of shares of our common stock that remain available for award grants under the 2000 Plan immediately prior to the annual meeting will become available for award grants under the 2013 Plan. An additional 4,460,000 shares of our common stock will also be made available for award grants under the 2013 Plan, so that if stockholders approve the 2013 Plan, a maximum of 7,103,490 shares will initially be available for award grants under that plan. In addition, if stockholders approve the 2013 Plan, any shares of our common stock subject to outstanding awards under the 2000 Plan that expire, are cancelled, or otherwise terminate after the annual meeting will also be available for award grant purposes under the 2013 Plan.

If stockholders do not approve the 2013 Plan, we will continue to have the authority to grant awards under the 2000 Plan. If stockholders approve the 2013 Plan, the termination of our grant authority under the 2000 Plan will not affect awards then outstanding under that plan.

Summary Description of the 2013 Performance Incentive Plan

The principal terms of the 2013 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2013 Plan, a copy of which is attached as Annex A to this proxy statement.

Purpose. The purpose of the 2013 Plan is to promote our success and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and our improved financial performance. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration. Our board of directors or one or more committees appointed by our board of directors will administer the 2013 Plan. Our board of directors has delegated general administrative authority for the 2013 Plan to our compensation committee of the board of directors. A committee may delegate some or all of its authority with respect to the 2013 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more of our officers. (The appropriate acting body, be it our board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this Proposal 2 as the “Administrator”).

The Administrator has broad authority under the 2013 Plan with respect to award grants. Subject to the express limits of the 2013 Plan, this authority includes, without limitation, the authority:

—	to select participants and determine the type(s) of award(s) that they are to receive;

—	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

—	to cancel, modify, or waive our rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

—	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

—	to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

—

to allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the 2013 Plan include officers or employees of Quiksilver, Inc. or any of our subsidiaries, our directors, and certain consultants and advisors to Quiksilver, Inc. or any of our subsidiaries. Currently, approximately 7,000 officers and employees of Quiksilver, Inc. and our subsidiaries (including all of our named executive officers), and each of our six non-employee directors, are considered eligible under the 2013 Plan.

Authorized Shares; Limits on Awards. The maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the 2013 Plan equals the sum of: (1) 4,460,000 shares, plus (2) the number of shares available for additional award grant purposes under the 2000 Plan as of the date of the annual meeting and determined immediately prior to the termination of the authority to grant new awards under that plan as of the date of the annual meeting, plus (3) the number of any shares subject to stock options granted under the 2000 Plan and outstanding as of the date of the annual meeting which expire, or for any reason are cancelled or terminated, after the date of the annual meeting without being exercised, plus (4) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2000 Plan that are outstanding and unvested as of the date of the annual meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the annual meeting without having become vested. As of January 31, 2013, approximately 2,643,490 shares were available for additional award grant purposes under the 2000 Plan, and approximately 20,202,363 shares were subject to awards then outstanding under the 2000 Plan. As noted above, no additional awards will be granted under the 2000 Plan if stockholders approve the 2013 Plan.

The following other limits are also contained in the 2013 Plan:

—	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 7,000,000 shares.

—	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 4,000,000 shares.

—	The maximum number of shares that may be delivered pursuant to awards granted to non-employee directors under the plan is 4,000,000 shares.

—

“Performance-Based Awards” under Section 5.2 of the 2013 Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares, $4,000,000, and (2) in the case of awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 4,000,000 shares.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2013 Plan will again be available for subsequent awards under the 2013 Plan. Shares that are exchanged by a participant or withheld by us to pay the exercise price of an award granted under the 2013 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2013 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2013 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2013 Plan. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when we pay a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limits of the plan.) To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) In addition, the 2013 Plan generally provides that shares issued in connection with awards that are granted by us or become our obligations through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2013 Plan. We may not increase the applicable share limits of the 2013 Plan by repurchasing shares of our common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2013 Plan authorizes stock options, stock appreciation rights and other forms of awards as noted below. The 2013 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2013 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code (the “Code”) and the 2013 Plan. Incentive stock options may only be granted to employees of Quiksilver, Inc. or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of our common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2013 Plan include, without limitation, awards of shares of common stock or rights to acquire common stock (including stock bonuses, restricted stock, performance stock, and stock units), dividend equivalents, similar rights to purchase or acquire shares of common stock, and cash awards.

Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2013 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on our absolute or relative performance on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, return on total stockholder equity, gross revenue, revenue growth, sales or revenue targets, operating income (before depreciation and amortization and before or after taxes), net earnings (before or after interest, taxes, depreciation, amortization, and/or stock-based compensation costs), return on equity or on assets or on net investment, cost containment or reduction, market share, cost reduction goals, budget comparisons, implementation or completion of projects or processes strategic or critical to our business operations, measures of customer satisfaction, or any combination thereof, or the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2013 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of our common stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2013 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Assumption and Termination of Awards. Generally, and subject to limited exceptions set forth in the 2013 Plan, if we dissolve or undergo certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of our assets, all awards then-outstanding under the 2013 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2013 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2013 Plan, awards under the 2013 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2013 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the 2000 Plan if stockholders approve the 2013 Plan, the 2013 Plan does not limit the authority of our board of directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

Termination of or Changes to the 2013 Plan. Our board of directors may amend or terminate the 2013 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2013 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by our board of directors, the authority to grant new awards under the 2013 Plan will terminate on February 5, 2023. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2013 Plan

The U.S. federal income tax consequences of the 2013 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2013 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, we are generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2013 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2013 Plan in connection with a “change in control” (as this term is used under the Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the Code may not be permitted to be deducted by us in certain circumstances.

Specific Benefits under the 2013 Performance Incentive Plan

Except as noted below, we have not approved any awards that are conditioned upon stockholder approval of the 2013 Plan and we are not currently considering any other specific award grants under the 2013 Plan.

We intend to grant awards to our non-employee directors in March in connection with the annual meeting and each year during the term of the plan following the annual meeting, as described under the “Corporate Governance – Director Compensation” section above. For illustrative purposes only, the approximate number of stock options and restricted shares that would be allocated to our six non-employee directors as a group pursuant to the annual grant formula over the ten-year term of the plan are 1,500,000 and 900,000, respectively. This figure represents the aggregate number of shares subject to options and restricted stock awards, respectively, that would be subject to the annual grants under the non-employee director equity grant program for 2013 through 2022 (the ten years in the term of the plan if stockholders approve this Proposal 2). This calculation assumes, among other future variables, that there are no new eligible directors, there continue to be six eligible directors seated and there are no changes to the awards granted under the non-employee director equity grant program.

In connection with his appointment as our Chief Executive Officer and President, we entered into an employment agreement with Mr. Mooney in January 2013 pursuant to which we agreed, among other things, to grant Mr. Mooney an aggregate of 2,000,000 restricted stock units, or RSUs, pursuant to the 2000 Plan as follows: (i) 800,000 RSUs immediately upon the commencement of his employment with us and (ii) an additional 1,200,000 RSUs at the next meeting of the compensation committee of our board of directors following the annual meeting, provided, however, that if the 2000 Plan then limits the number of RSUs that will then be awarded to Mr. Mooney in 2013, the employment agreement provides that we will award him the maximum amount permitted under the 2000 Plan (up to 1,200,000 RSUs). In the event that our compensation committee grants Mr. Mooney less than the full 1,200,000 remaining RSUs at its meeting next following the annual meeting, we will enter into an agreement with Mr. Mooney providing for cash compensation in lieu of receiving the balance of the RSUs, which compensation would be paid if and when shares of our common stock are issued to Mr. Mooney pursuant to the initial grant of 800,000 RSUs to Mr. Mooney. This alternative compensation is intended to compensate Mr. Mooney fully for the shares of our common stock that he would have received had we granted to him all 2,000,000 RSUs upon the commencement of his employment with us, less the number of shares that he actually receives pursuant to the RSUs actually awarded to him pursuant to the terms of his employment agreement. In the event this Proposal 2 is approved by our stockholders, the compensation committee of our board of directors intends to immediately grant Mr. Mooney the additional 1,200,000 RSUs under the 2013 Plan at its meeting next following the annual meeting. In the event that this Proposal 2 is not approved, the compensation committee intends to immediately grant Mr. Mooney the maximum amount of the additional 1,200,000 RSUs permitted under the 2000 Plan at its meeting next following the annual meeting and we expect to enter into an agreement with Mr. Mooney providing cash compensation in lieu of the balance, if any, of the 1,200,000 RSUs not permitted to be granted under the 2000 Plan.

The 800,000 RSUs previously granted to Mr. Mooney and the additional 1,200,000 RSUs the compensation committee intends to grant to Mr. Mooney at its meeting next following the annual meeting will become vested if, during any consecutive 30-day period, the weighted average per-share trading price of our common stock (as reported on the New York Stock Exchange) equals or exceeds $12.50; provided, however, that if such threshold is achieved prior to the first anniversary of the grant date of the RSUs, the RSUs will not become vested until such first anniversary. The RSUs will vest on an accelerated basis in the event of certain corporate transactions or a change in control pursuant to which the holders of our common stock become entitled to receive per-share consideration having a value equal to or greater than $9.28. In the event of a corporate transaction or change in control resulting in per-share consideration less than such amount, the RSUs will only become vested in the sole discretion of our board of directors. Vesting of the RSUs generally requires Mr. Mooney to remain in our service through the vesting date; provided, however, that if his service with us terminates due to death, permanent disability, retirement, termination by us other than for misconduct, or termination by Mr. Mooney for “good reason” (as such term is defined in his employment agreement), then Mr. Mooney would retain the number of RSUs equal to the total number of RSUs granted multiplied by the number of whole months which have passed since the grant date, divided by 45, which RSUs will remain subject to vesting. The RSUs will terminate if they do not vest prior to November 1, 2016.

If the 2013 Plan had been in existence in fiscal 2012, we expect that (except as noted above) our award grants for fiscal 2012 would not have been substantially different from those actually made in that year under the 2000 Plan. For information regarding stock-based awards granted to our named executive officers during fiscal 2012, see the material under the heading “EXECUTIVE COMPENSATION AND OTHER INFORMATION” below.

The total number of shares of our common stock issued and outstanding as of January 31, 2013 was 167,290,287 shares. The closing market price for a share of our common stock as of January 31, 2013 was $6.54 per share.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two equity compensation plans: the 2000 Plan and the Employee Stock Purchase Plan, as amended (the “ESPP”). These plans have each been approved by our stockholders. Stockholders are also being asked to approve a new equity compensation plan, the 2013 Plan, as described above.

The following table sets forth, for each of our equity compensation plans, the number of shares of our common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of October 31, 2012.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	21,110,874	[1]	$4.50	[2]	2,796,194	[3]
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	21,110,874		$4.50		2,796,194

[1]

Of these shares, 13,181,499 were subject to options then outstanding under the 2000 Plan and 7,929,375 were subject to restricted stock unit awards then outstanding under the 2000 Plan. This number does not include 801,667 shares that were subject to then-outstanding, but unvested, restricted stock awards under the 2000 Plan because those securities have been subtracted from the number of securities remaining available for future issuance under Column (c).

[2]	This weighted-average exercise price does not reflect the 7,929,375 shares subject to outstanding restricted stock units.

[3]

This number of shares is presented after giving effect to the 283,032 shares purchased under the ESPP for the purchase period that ended December 31, 2012. Of the aggregate number of shares that remained available for future issuance, 2,359,606 were available under the 2000 Plan and 436,588 were available under the ESPP. No new awards will be granted under the 2000 Plan if stockholders approve the 2013 Plan.

Vote Required for Approval of the 2013 Performance Incentive Plan

Our board of directors believes that the adoption of the 2013 Plan will promote the interests of our stockholders and will help us continue to be able to attract, retain and reward persons important to our success.

All members of our board of directors and all of our executive officers are eligible for awards under the 2013 Plan and thus have a personal interest in the approval of the 2013 Plan.

Approval of the 2013 Plan requires the affirmative vote of a majority of the voting power of all outstanding shares of our common stock present or represented by proxy at the annual meeting and entitled to vote on Proposal 2, provided that the total votes cast on Proposal 2 must represent over 50% of the outstanding shares of our common stock entitled to vote on Proposal 2 (solely for this purpose, abstentions will be treated as votes cast). Our board of directors recommends a vote “FOR” this Proposal 2.

PROPOSAL 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE

QUIKSILVER, INC. EMPLOYEE STOCK PURCHASE PLAN

General

At the annual meeting, stockholders will be asked to approve an amendment and restatement of the Quiksilver, Inc. Employee Stock Purchase Plan (the “ESPP”) which was adopted, subject to stockholder approval, by the board of directors on February 5, 2013. The amended and restated ESPP reflects the following amendments that are subject to stockholder approval of this Proposal 3:

—

Increase in Aggregate Share Limit. The amended and restated ESPP would increase the aggregate number of shares of our common stock reserved for purchase under the ESPP by an additional 1,000,000 shares. If stockholders approve this Proposal 3, the maximum aggregate number of shares of our common stock that may be issued under the ESPP will increase from 3,700,000 shares to 4,700,000 shares.

—	Extension of Plan Term. The ESPP is currently scheduled to expire on February 5, 2019. The amended and restated ESPP would extend our ability to grant new awards under the ESPP until January 31, 2023.

The board of directors believes that the ESPP helps us retain and motivate eligible employees and helps further align the interests of eligible employees with those of our stockholders. The board of directors approved the foregoing amendment and restatement of the ESPP because we believe that the number of shares currently available under the ESPP does not give us sufficient flexibility to adequately provide for future incentives. If stockholders do not approve the proposed amended and restatement of the ESPP, we will continue to have the authority to grant awards under the ESPP, within the existing ESPP limits and the current scheduled expiration date of the ESPP and other plan terms. and the revisions to the ESPP affected by the proposed amendment and restatement of the ESPP will have no force or effect.

Summary Description of the Employee Stock Purchase Plan

The principal terms of the ESPP, as proposed to be amended and restated, are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached as Annex B to this proxy statement.

Purpose. The purpose of the ESPP is to provide eligible employees with an incentive to promote our best interests by providing our eligible employees with the opportunity to purchase shares of our common stock through participation in a payroll-deduction based employee stock purchase program designed to operate in compliance with Section 423 of the Code.

Administration. The ESPP is administered by a committee of two or more members of the board of directors appointed by the board, referred to in this Proposal 3 as the “Administrator.” Our board of directors has delegated administrative authority for the ESPP to our compensation committee of the board. The Administrator has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the ESPP. The board of directors may exercise the committee’s powers and duties under the ESPP.

Share Reserve. Currently, a maximum of 3,700,000 shares of our common stock may be purchased under the ESPP (of which, as of January 31, 2013, 3,263,412 shares had been purchased in past purchase periods and 436,588 shares remained available under the ESPP). If stockholders approve this Proposal 3, the number of shares of our common stock that may be purchased under the ESPP will be increased by an additional 1,000,000 shares. Under the terms of the ESPP, stockholder approval is required for any increase in the number of shares authorized for purchase under the ESPP.

Purchase Periods. Under the ESPP, shares are issued through a series of successive purchase periods, each of approximately six months duration. Each participant is granted a separate option to purchase shares of our common stock for each purchase period in which he or she participates. Options under the ESPP are granted on the first business day in July and January of each year and are automatically exercised on the last business day in the immediately succeeding December and June, respectively, of each year. Each option entitles the participant to purchase the whole number of shares of our common stock obtained by dividing the participant’s payroll deductions for the purchase period by the purchase price in effect for such period.

Eligibility. Only certain employees will be eligible to participate in the ESPP. Any individual who customarily works for more than twenty (20) hours per week for more than five (5) months per calendar year in our employ is eligible to participate in one or more purchase periods. An eligible employee may only join a purchase period on the start date of that period. As of January 31, 2013, our seven executive officers and approximately 7,000 of our other employees were eligible to participate in the ESPP. Our non-employee directors are not eligible to participate in the ESPP.

Purchase Provisions. Each participant in the ESPP may authorize periodic payroll deductions in any multiple of one percent (1%) of his or her base salary, up to a maximum of fifteen percent (15%). A participant may not increase his or her rate of payroll deduction for a purchase period after the start of that period, but he or she may decrease the rate once per purchase period. On the last business day of each purchase period, the accumulated payroll deductions of each participant is automatically applied to the purchase of whole shares of our common stock at the purchase price in effect for that period.

Purchase Price. The purchase price per share at which our common stock is purchased on the participant’s behalf for each purchase period is equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of our common stock on the start date of that purchase period or (ii) the fair market value per share of our common stock on the last day of that purchase period. The fair market value per share of our common stock on any relevant date will be the closing selling price per share on such date on the New York Stock Exchange.

Special Limitations. The ESPP imposes certain limitations upon a participant’s rights to acquire shares of common stock under the plan, including the following limitations:

—

No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of our stock or any of our affiliates.

—

No purchase right granted to a participant may permit such individual to purchase our common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year.

—	No participant may purchase more than 4,000 shares of our common stock on any one purchase date.

—	The maximum number of shares of our common stock in the aggregate that all participants purchase on any one purchase date may not exceed 400,000 shares.

The Administrator has the discretionary authority, exercisable prior to the start of any purchase period, to increase or decrease the 4,000-share and 400,000-share limitations to be in effect for the number of shares purchasable per participant or in the aggregate by all participants during that purchase period.

Termination of Purchase Rights. A participant’s purchase right immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the purchase period in which the purchase right terminates are promptly refunded. A participant may withdraw from a purchase period at any time prior to the end of that period and elect to have his or her accumulated payroll deductions for the purchase period in which such withdrawal occurs either refunded or applied to the purchase of shares of our common stock on the next purchase date.

Stockholder Rights. No participant has any stockholder rights with respect to the shares of our common stock covered by his or her purchase right until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability. No purchase right will be assignable or transferable (except by will or the laws of descent and distribution) and will be exercisable only by the participant.

Acquisition. Should we be acquired by merger or asset sale during a purchase period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to eight-five percent (85%) of the lower of (i) the fair market value per share of our common stock on the start date of that purchase period or (ii) the fair market value per share of our common stock immediately prior to such acquisition. The limitation on the maximum number of shares purchasable in the aggregate by all participants on any on purchase date will not apply to the share purchases effected in connection with the acquisition.

Changes in Capitalization. In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the class and/or maximum number of securities issuable under the ESPP, including the class and/or maximum number of securities issuable per participant or in the aggregate on any one purchase date, and (ii) the class and/or maximum number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination. Currently, the ESPP will terminate upon the earliest to occur of (i) February 5, 2019, (ii) the date on which all available shares for issuance under the plan have been sold pursuant to purchase rights exercised under the plan or (iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of us. If stockholders approve this Proposal 3, the scheduled expiration date of the ESPP under subsection (i) above will be extended from February 5, 2019 to January 31, 2023. The board of directors may at any time alter, suspend or discontinue the ESPP. However, the board of directors may not, without stockholder approval, (i) increase the number of shares issuable under the ESPP, except in connection with certain changes in our capital structure, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the ESPP.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the ESPP under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the ESPP. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which we are generally entitled to a tax deduction. Under a qualified employee stock purchase plan, no taxable income will be recognized by a participant, and no deductions will be allowable to us, in connection with the grant or exercise of an outstanding purchase right.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the purchase period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price paid for those shares, and we will be entitled to an income tax deduction for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the purchase period in which such shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the purchase period, and any additional gain upon the disposition will be taxed as long-term capital gain. We will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the purchase period in which those shares were acquired will constitute ordinary income in the year of death.

Specific Benefits under the Employee Stock Purchase Plan

The benefits that will be received by or allocated to eligible employees under the proposed amended and restated ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of our common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant.

The total number of shares of our common stock issued and outstanding as of January 31, 2013 was 167,290,287 shares. The closing market price for a share of our common stock as of January 31, 2013 was $6.54 per share.

Stock Purchases. The table below shows, as to the various indicated individuals and groups, the number of shares of our common stock purchased by such individuals (1) between November 1, 2011 and October 31, 2012 under the ESPP, together with the weighted average purchase price per share, and (2) during all completed purchase periods under the ESPP, together with the weighted average purchase price per share. None of our named executive officers or directors has participated in the ESPP.

Stock Purchase Transactions

Name	Aggregate Number of Shares Purchased Under the Plan in the Fiscal Year Ended October 31, 2012	Weighted Average Purchase Price for the Fiscal Year Ended October 31, 2012	Aggregate Number of Shares Purchased Under the Plan in All Completed Purchase Periods	Weighted Average Exercise Price for All Completed Purchase Periods
Named Executive Officers:
Robert B. McKnight, Jr.	—	—	—	—
Chairman of the Board, President and Chief Executive Officer
Richard Shields	—	—	—	—
Chief Financial Officer
Joseph Scirocco	—	—	—	—
Chief Financial Officer
Charles S. Exon	—	—	—	—
Chief Administrative Officer, Secretary and General Counsel
Pierre Agnes	—	—	—	—
President – Quiksilver Europe
Craig Stevenson	—	—	—	—
Chief Operating Officer and Global Brand President

Total for all current executive officers as a group (7 persons)	673	$3.07	17,052	$5.19

Total for all current directors who are not executive officers as a group (6 persons)	—	—	—	—

Other Director Nominees:
William M. Barnum, Jr.	—	—	—	—
Joseph F. Berardino	—	—	—	—
James G. Ellis	—	—	—	—
M. Steven Langman	—	—	—	—
Robert L. Mettler	—	—	—	—
Andrew P. Mooney	—	—	—	—
Andrew W. Sweet	—	—	—	—

Each other person who has received 5% or more of the options, warrants or rights under the ESPP	—	—	—	—

All employees, including all current officers who are not executive officers, as a group (approximately 1,615 persons)	461,088	$2.41	3,263,412	$4.28

Each of the directors named above under the heading “Other Director Nominees,” as well as Mr. McKnight, is a nominee for re-election to the board at the annual meeting.

EQUITY COMPENSATION PLAN INFORMATION

For information regarding our equity compensation plans as of October 31, 2012, see the table under the heading, “Equity Compensation Plan Information” in Proposal 2 of this proxy statement.

Vote Required for Approval of the Amendment and Restatement of the ESPP

Our board of directors believes that the amendment and restatement of the ESPP will promote the interests of our stockholders and will help us continue to be able to attract, retain and award our employees.

All of our executive officers are eligible to participate in the ESPP and have a personal interest in the approval of the amendment and restatement of the ESPP.

Approval of the amendment and restatement of the ESPP requires the affirmative vote of a majority of the voting power of all outstanding shares of our common stock present or represented by proxy at the annual meeting and entitled to vote on Proposal 3. Our board of directors recommends a vote “FOR” this Proposal 3.

OWNERSHIP OF SECURITIES

Certain information with respect to (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of the current directors and nominees for election as directors, (iii) each of the executive officers listed in the Summary Compensation Table below (referred to as our “named executive officers”), and (iv) all current directors and executive officers as a group, including the number of shares of our common stock beneficially owned by each of them as of December 31, 2012, is set forth below:

Name of Individual or Identity of Group(1)	Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock Beneficially Owned
Entities Affiliated with Rhône Capital III	57,029,942(2)	29.7%
630 Fifth Avenue, 27th Floor
New York, NY 10111
BlackRock Inc.	9,807,651(3)	5.9%
40 East 52nd Street
New York, NY 10022
PRIMECAP Management Company	9,789,296(4)	5.9%
225 South Lake Avenue #400
Pasadena, CA 91101
Offshore Exploration and Production, LLC	9,319,790(5)	5.6%
13430 Northwest Freeway (Hwy 290), Suite 800
Houston, TX 77040
Hotchkis and Wiley Capital Management, LLC	8,405,800(6)	5.1%
725 S. Figueroa Street, 39th Floor
Los Angeles, CA 90017
Robert B. McKnight, Jr.	3,753,181(7)	2.2%
Charles S. Exon	898,581(8)	*
Craig Stevenson	755,920(9)	*
William M. Barnum, Jr.	691,150(10)	*
Pierre Agnes	409,709(11)	*
Joseph Scirocco	180,000(12)	*
James G. Ellis	132,500(13)	*
M. Steven Langman	132,500(14)	*
Andrew W. Sweet	132,500(15)	*
Robert L. Mettler	120,000(16)	*
Joseph F. Berardino	100,000(17)	*
Richard Shields	33,333(18)	*
Andrew P. Mooney	—	*
All current executive officers and directors as a group (13 persons)	7,211,713(19)	4.3%

*	Less than 1% of the outstanding shares

(1)	Unless otherwise indicated, the address for each of the named individuals is c/o Quiksilver, Inc., 15202 Graham Street, Huntington Beach, California 92649. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law). Except for shares of our common stock held in brokerage accounts, which may from time to time, together with other securities held in these accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned by our directors, nominees for director or executive officers are currently pledged as security for any outstanding loans or indebtedness.

(2)

According to the Schedule 13D jointly filed August 10, 2009, as amended June 17, 2010, June 28, 2010 and August 11, 2010, by Triton SPV L.P. (“Triton”), Triton Onshore SPV L.P. (“Triton Onshore”), Triton Offshore SPV L.P. (“Triton Offshore”), Triton Coinvestment SPV L.P. (“Triton Coinvestment”), Romolo

Holdings C.V. (“Romolo”), Rea Silvia GP C.V. (“Rea Silvia”), Triton GP SPV LLC (“Triton GP”), Numitor Governance S.A.R.L. (“Numitor”), Rhône Capital III L.P. (“Rhône Capital III”), Rhône Holdings III L.L.C. (“Rhône Holdings III”), Rhône Capital L.L.C. (“Rhône Capital”) and Rhône Group L.L.C. (“Rhône Group”), the reporting persons hold, in the aggregate, warrants exercisable for 25,653,831 shares. Romolo, Triton, Triton Onshore, Triton Offshore and Triton Coinvestment (collectively, the “Holders”) hold directly 1,601,774 warrants, 3,203,881 warrants, 10,343,522 warrants, 8,620,765 warrants and 1,883,889 warrants, respectively. Rea Silvia, as the general partner of Romolo, may be deemed to be the beneficial owner of the securities held and beneficially owned by Romolo. Numitor, as the managing general partner of Rea Silvia, may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Rea Silvia. Rhône Group, as the manager of Numitor, may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Numitor. Triton GP, as the general partner of each of Triton, Triton Onshore, Triton Offshore and Triton Coinvestment, may be deemed to be the beneficial owner of the securities held and beneficially owned by Triton, Triton Onshore, Triton Offshore and Triton Coinvestment. Rhône Capital III, as the sole member of Triton GP, may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Triton. Rhône Holdings, as the general partner of Rhône Capital III, may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Rhône Capital III. Rhône Capital, as the sole member of Rhône Holdings III may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Rhône Holdings III. M. Steven Langman and Andrew W. Sweet, directors of the Company, are also managing directors of Rhône Group. Messrs. Langman and Sweet have entered into an agreement by which each of them agreed to receive and hold any options or stock awards granted to them as a member of our board of directors as agent of and on behalf of the Holders. Each of Messrs. Langman and Sweet hold 20,000 shares of common stock, 30,000 shares of restricted common stock, and an option, exercisable within 60 days after December 31, 2012, to acquire upon exercise 82,500 shares of common stock. Romolo has shared power to dispose of and to vote 3,560,837 of the listed shares, Triton has shared power to dispose of and to vote 7,122,400 of the listed shares, Triton Onshore has shared power to dispose of and to vote 22,994,248 of the listed shares, Triton Offshore has shared power to dispose of and to vote 19,164,455 of the listed shares, Triton Coinvestment has shared power to dispose of and to vote 4,188,002 of the listed shares, Rea Silvia has shared power to dispose of and to vote 3,560,837 of the listed shares, Triton GP has shared power to dispose of and to vote 53,469,105 of the listed shares, Numitor has shared power to dispose of and to vote 3,560,837 of the listed shares, Rhône Capital III has shared power to dispose of and to vote 53,469,105 of the listed shares, Rhône Holdings III has shared power to dispose of and to vote 53,469,105 of the listed shares, Rhône Capital has shared power to dispose of and to vote 53,469,105 of the listed shares, Rhône Group has shared power to dispose of and to vote 3,560,837 of the listed shares. Each of the reporting persons disclaims beneficial ownership of the shares except for shares directly beneficially owned by such person. The address for each of the reporting persons is 630 Fifth Avenue, 27th Floor, New York, NY 10111. See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS – Rhône Term Facilities and Registration Rights Agreement” and “– Rhône Debt-for-Equity Exchange and Stockholders Agreement” for a discussion of the transactions which resulted in the entities affiliated with Rhône Capital III beneficially owning the shares indicated and their rights with respect to the nomination of directors to our board of directors.

(3)	According to the Schedule 13G/A (Amendment No. 3) filed February 11, 2013 by BlackRock, Inc. (“BlackRock”), BlackRock, through its subsidiaries BlackRock Japan Co. Ltd., BlackRock Advisors, LLC, BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Fund Advisors, BlackRock Advisors (UK) Limited, BlackRock Investment Management, LLC and BlackRock Asset Management Ireland Limited, has the sole power to dispose of and vote 9,807,651 of the listed shares. None of BlackRock’s subsidiaries beneficially own 5% or more of such shares. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(4)	According to the Schedule 13G/A (Amendment No. 7) filed February 14, 2011 by PRIMECAP Management Company, Primecap has the sole power to dispose of all 9,789,296 of the listed shares, and sole power to vote 4,718,796 of such shares.

(5)	According to the Schedule 13G jointly filed April 15, 2010 by Offshore Exploration and Production, LLC (“Offshore Exploration”), William Kallop, Brooks Kallop and Brent Kallop, each of Offshore Exploration and William Kallop have shared power to dispose of and vote 9,081,590 of the listed shares, Brooks Kallop has sole power to dispose of and vote 125,700 of the listed shares, and Brent Kallop has sole power to dispose of and vote 112,500 of the listed shares.

(6)	According to the Schedule 13G filed on February 13, 2012 by Hotchkis and Wiley Capital Management, LLC (“Hotchkis”), Hotchkis has the sole power to dispose of all 8,405,800 of the listed shares and sole power to vote 2,923,200 of such shares. Hotchkis disclaims beneficial ownership of the listed shares.

(7)	Includes an aggregate of (i) 1,291,666 shares which Mr. McKnight has, or will have within 60 days after December 31, 2012, the right to acquire upon the exercise of outstanding options and (ii) 152,670 shares owned of record by Mr. McKnight’s children.

(8)	Includes an aggregate of 786,666 shares which Mr. Exon has, or will have within 60 days after December 31, 2012, the right to acquire upon the exercise of outstanding options.

(9)	Includes an aggregate of 661,666 shares which Mr. Stevenson has, or will have within 60 days after December 31, 2012, the right to acquire upon the exercise of outstanding options.

(10)	Includes an aggregate of (i) 177,500 shares which Mr. Barnum has, or will have within 60 days after December 31, 2012, the right to acquire upon the exercise of outstanding options and (ii) 30,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Barnum maintains sole voting power with respect to such unvested shares.

(11)	Includes an aggregate of 235,000 shares which Mr. Agnes has, or will have within 60 days after December 31, 2012, the right to acquire upon the exercise of outstanding options.

(12)	Includes an aggregate of (i) 180,000 shares which Mr. Scirocco has, or will have within 60 days after December 31, 2012, the right to acquire upon the exercise of outstanding options.

(13)	Includes an aggregate of (i) 82,500 shares which Mr. Ellis has, or will have within 60 days after December 31, 2012, the right to acquire upon the exercise of outstanding options and (ii) 30,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Ellis maintains sole voting power with respect to such unvested shares.

(14)	Includes an aggregate of (i) 82,500 shares which may be acquired within 60 days after December 31, 2012 in connection with the exercise of outstanding options and (ii) 30,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares. Mr. Langman has disclaimed beneficial ownership of these securities for purposes of Section 16 and Section 13D of the Securities Exchange Act of 1934, as amended. Mr. Langman, as a Managing Director of Rhône Group L.L.C., has an understanding with Rhône Group L.L.C. and Triton GP SPV L.L.C. pursuant to which he holds his reported securities for the benefit of Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P. As a result of this understanding, these shares are also reflected under “Entities Affiliated with Rhône Capital III.”

(15)

Includes an aggregate of (i) 82,500 shares which may be acquired within 60 days after December 31, 2012 in connection with the exercise of outstanding options and (ii) 30,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares. Mr. Sweet has disclaimed beneficial ownership of these securities for purposes of Section 16 and Section 13D of the Securities Exchange Act of 1934, as amended. Mr. Sweet, as a Managing Director of Rhône Group L.L.C., has an understanding with Rhône Group L.L.C. and Triton GP SPV L.L.C. pursuant to which he holds his reported securities for the benefit of Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P. As a result of this understanding, these shares are also reflected under “Entities Affiliated with Rhône Capital III.”

(16)	Includes an aggregate of (i) 75,000 shares which Mr. Mettler has, or will have within 60 days after December 31, 2012, the right to acquire upon the exercise of outstanding options and (ii) 30,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Mettler maintains sole voting power with respect to such unvested shares.

(17)	Includes an aggregate of (i) 50,000 shares which Mr. Berardino has, or will have within 60 days after December 31, 2012, the right to acquire upon the exercise of outstanding options and (ii) 25,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Berardino maintains sole voting power with respect to such unvested shares.

(18)	Includes an aggregate of 33,333 shares which Mr. Shields has, or will have within 60 days after December 31, 2012, the right to acquire upon the exercise of outstanding options.

(19)	Includes an aggregate of (i) 3,609,997 shares which the current executive officers and directors as a group have, or will have within 60 days after December 31, 2012, the right to acquire upon the exercise of outstanding options, and (ii) 175,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, each individual director maintains sole voting power with respect to all of his or her unvested shares. However, see footnotes (14) and (15) above for a discussion of the understanding between Messrs. Langman and Sweet and the Entities Affiliated with Rhône Capital III with respect to such shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Andrew P. Mooney.	57	Chief Executive Officer and President
Robert B. McKnight, Jr.	59	Executive Chairman
Richard Shields	55	Chief Financial Officer
Charles S. Exon	63	Chief Administrative Officer, Secretary and General Counsel
Craig Stevenson	52	Chief Operating Officer and Global Brand President
Pierre Agnes	48	President — Quiksilver Europe
Robert Colby	40	President — Quiksilver Americas

For additional information with respect to Messrs. Mooney and McKnight who are also nominees as directors, see “Election of Directors.”

Richard Shields has served as our Chief Financial Officer since May 2012. Prior to joining Quiksilver, Mr. Shields served as Chief Financial Officer of Oakley, Inc., a global designer, manufacturer and distributor of performance eyewear, as well as apparel, footwear and accessories, from 2005 to May 2012. Mr. Shields has also served as the Chief Financial Officer of Southwest Water Company from 2002-2005, Day Software from 2001-2002, Winfire from 1999-2001, Frames N Lens Optical from 1996-1999, and in various financial capacities with AST Research and Taco Bell Corporation between 1985-1996. Mr. Shields was with Price Waterhouse from 1982-1985. He received a B.A. from Eastern Washington University and an MBA from the University of Notre Dame.

Charles S. Exon has served as our Chief Administrative Officer since February 2008 and as Secretary and General Counsel since August 2000. Mr. Exon previously served as Executive Vice President, Business & Legal Affairs from August 2000 to February 2008 and as a member of our board of directors from November 2005 to January 2013. Prior to joining Quiksilver, Mr. Exon practiced law, the last seven years as a partner with the firm of Hewitt & McGuire, LLP. Mr. Exon received a B.A. in English from the University of Missouri, a M.A. in Communications from Stanford University and a J.D. from the University of Southern California.

Craig Stevenson has served as our Chief Operating Officer and Global Brand President since November 2011. Mr. Stevenson was also our President – Quiksilver Americas from January 2009 until November 2011 and “Quiksilver” Global Brand Manager between April 2007 and January 2010. Mr. Stevenson previously served as President – Quiksilver South Pacific and Managing Director for Quiksilver Australasia between 2002 and 2007. Prior to that, he served as our Marketing and Sales Manager in Australia from 1999 to 2002, and as our National Sales Manager in Australia between 1992 and 1999.

Pierre Agnes has served as our President of Quiksilver Europe since June 2005, and prior to that he served as Managing Director of Quiksilver Europe since December 2003. Between 1992 and 2002, Mr. Agnes founded and operated Omareef Europe, a licensee of Quiksilver for wetsuits and eyewear that we purchased in November 2002. Mr. Agnes originally joined Quiksilver in 1988, first as team manager, and later in various capacities throughout our European marketing operations.

Robert Colby has served as our President of Quiksilver Americas since November 2011, and prior to that he served as the Senior Vice President and Chief Operating Officer of our Americas segment between May 2010 and November 2011. Prior to May 2010, he served as our Americas segment Senior Vice President, Operations from April 2009. From 2002-2007, Mr. Colby also served in various capacities with us, including Senior Vice President and General Manager, Latin America, Senior Vice President, Business Development and Vice President, Entertainment. Prior to rejoining the Company in 2009, Mr. Colby was the Chief Operating Officer of Ever, LLC, a Los Angeles-based apparel company from July 2007 to December 2008, and the owner and founder of

Loanmarket.net, a web-based trading exchange for real-estate secured debt from December 2008 to October 2009. Mr. Colby received a B.A. from the University of California Santa Barbara and an M.B.A. from the University of Southern California.

Our executive officers are appointed by the board of directors and serve until their successors have been duly appointed and qualified, unless sooner removed.

Compensation Discussion and Analysis

The Compensation Committee

Compensation for our executive officers is determined by our compensation committee which currently consists of William M. Barnum, Jr. (Chairman), Joseph F. Berardino and Robert L. Mettler. Each of the members (i) satisfies all of the independence requirements under the current NYSE listing standards, as discussed under the “Director Independence” section of this proxy statement, (ii) are “outside directors” (as defined in the regulations promulgated pursuant to Section 162(m) of the Code) and (iii) are “non-employee directors” as defined in Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934. The compensation committee’s responsibilities are set forth in its charter. The compensation committee has full authority to directly retain the services of outside counsel and compensation consultants without consulting or obtaining the approval from any of our officers.

Our executive officers during fiscal 2012 consisted of Robert B. McKnight, Jr. (Chairman, Chief Executive Officer and President), Joseph Scirocco (Chief Financial Officer through April 30, 2012), Richard Shields (Chief Financial Officer from May 11, 2012), Charles S. Exon (Chief Administrative Officer, General Counsel and Secretary), Pierre Agnes (President – Quiksilver Europe) and Craig Stevenson (Global Brand President and Chief Operating Officer). These executive officers are identified in the Summary Compensation Table and are referred to herein as “named executive officers.” Mr. Agnes’ cash compensation is paid in euros and Mr. Stevenson’s cash compensation is paid in Australian dollars. For purposes of this Compensation Discussion and Analysis, all amounts paid to Mr. Agnes have been translated into U.S. dollars at an exchange rate of 1.3 U.S. dollars for each euro and all amounts paid to Mr. Stevenson have been translated into U.S. dollars at an exchange rate of 1.0 U.S. dollar for each Australian dollar.

Mr. McKnight resigned from his position as our Chief Executive Officer and President as of January 10, 2013, and our board of directors appointed him Executive Chairman effective as of the same date.

Role of Executive Officers in Compensation Decisions

Mr. McKnight, who served as our Chief Executive Officer throughout fiscal 2012, and other executive officers attended portions of compensation committee meetings throughout the year in order to provide information and help explain data relating to matters under consideration by the committee. However, they were not present during deliberations or determinations of their respective compensation or during executive sessions. In addition, our executive officers have, from time to time, provided data and other materials to the committee to assist in their evaluation of executive compensation as well as materials relevant to the historical compensation and performance of our executive officers. In particular, the committee requested input from Mr. McKnight regarding his assessment of each other individual executive officer’s performance during the year and a recommendation regarding the amount and type of compensation to be paid to them.

Role of Compensation Consultant

During fiscal 2012, our compensation committee did not use any professional third party consulting services.

Compensation Philosophy and Objectives

The compensation committee believes that we must be able to attract, motivate and retain qualified executives in order to be successful. To that end, the committee annually re-evaluates our executive compensation structure to support our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value. The general principles followed by our committee are (i) to provide a cash compensation package consisting of competitive base salaries and incentive opportunities that are linked to corresponding levels of individual and corporate operating performance and (ii) to grant equity incentives pursuant to which increases in our stock price results in an increase in value for the executive officer, thus creating an incentive for our executive officers to increase our long-term stock performance.

Our executive compensation packages currently consist of the following elements:

—	Annual base salary;

—	Annual performance-based cash bonuses;

—	Equity based compensation consisting of stock options, restricted stock and/or restricted stock unit awards;

—	Severance benefits; and

—

Perquisites which include, among other things, health, disability and life insurance, 401(k) matching contributions (which may be funded, or not, as determined by the compensation committee on an annual basis), superannuation contributions and a clothing allowance to purchase our products at wholesale prices.

The combination of these compensation elements is intended to provide an opportunity for our executives to earn a total compensation package which is closely linked to our overall financial and operating performance. We also strive to ensure that our compensation program is competitive with the total compensation paid to similarly situated executives at other companies that we believe would be likely to compete with us for executive talent. However, we do not attempt to set each compensation element for each executive within a particular range related to levels provided by other companies. We believe that each element of our executive compensation program is beneficial in meeting the program’s overall objectives. We have not adopted a formula to allocate total compensation among these elements.

In March 2011, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 97% of stockholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs throughout fiscal 2012, we were mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value. As a result, our compensation committee decided to retain our general approach to executive compensation, with an emphasis on short and long-term incentive compensation that rewards our most senior executives when they deliver value for our stockholders.

Our compensation committee also considered ways to strengthen the link between our compensation program and our overall financial and operating performance. In early 2011, we implemented our Incentive Compensation Plan which, as described in more detail below, ties cash bonuses more directly to the achievement of specific annual performance and operating goals than did our previous Annual Incentive Plan. Our compensation committee believes this is a more appropriate mechanism to incentivize our executive officers and align their compensation with the interests of our stockholders.

Employment Agreements with our Named Executive Officers

We have employment agreements with each of our named executive officers which provide certain compensation, severance and change in control benefits. The employment agreements, and the benefits provided thereunder, are described in detail below under “Employment Agreements.”

The compensation committee believes that these employment agreements are an essential element of our executive officers’ compensation packages in order to be competitive with other companies that compete with us for executive officer talent, and also to ensure that our executive officers feel that they have adequate financial security to manage any circumstances that would obligate us to pay them severance or change in control benefits.

In early fiscal 2012, the compensation committee determined that our employment agreements with our named executive officers should be amended to, among other things, establish a specific term for the agreements, eliminate certain bonus amounts from the calculation of termination benefits, and set the base salaries for Messrs. Agnes and Stevenson in euros and Australian dollars, respectively. As a result, we entered into amended and restated employment agreements with each of Messrs. McKnight, Exon, Stevenson and Agnes to provide that each of their employment agreements and their employment would automatically terminate on October 31, 2016, the same date that the RSUs granted to them in June 2011 would expire if not previously vested. In the event that an executive’s employment agreement terminates on October 31, 2016 as provided in the amended and restated employment agreements, he would be entitled to the same benefits as if he had been terminated by us without cause. In addition, except for Mr. McKnight’s agreement, the amended and restated employment agreements eliminated from the benefits payable to an executive in the event of his termination without cause, or termination by the executive for good reason, the payment of an amount equal to two times the average annual bonus earned by the executive during the two most recently completed fiscal years. The amended and restated employment agreement with Mr. Stevenson also set Mr. Stevenson’s minimum annual base salary at $475,000 Australian dollars rather than $475,000 U.S. dollars in recognition of his move back to Australia, and adjusted his benefits to reflect superannuation contributions and certain other benefits provided under applicable Australian regulations. Mr. Agnes’ amended and restated employment agreement set Mr. Agnes’ minimum annual base salary at 475,000 euros rather than $617,500 U.S. dollars.

In May 2012, Mr. Shields was appointed our Chief Financial Officer and the compensation committee approved an employment agreement for Mr. Shields, with terms that are substantially similar to those of the amended and restated employment agreements entered into with Messrs. Exon, Agnes and Stevenson. The agreement provides for, among other things, an initial annual base salary of $500,000, increasing after one year to $550,000, which is the same level of annual base salary paid to Mr. Shields’ predecessor, Mr. Scirocco.

On January 5, 2012, we entered into a transitional employment agreement with Mr. Scirocco, which is described in detail below under “Employment Agreements.” The terms of the agreement allowed for Mr. Scirocco to continue his responsibilities as our Chief Financial Officer while other candidates were considered and provided the opportunity for an efficient transition to our new Chief Financial Officer, Mr. Shields. Mr. Scirocco served as our Chief Financial Officer through April 30, 2012 and Mr. Shields has served as our Chief Financial Officer since May 11, 2012.

Design of the Executive Compensation Program

The major elements to our executive compensation program are reviewed and determined annually by the compensation committee, based on the criteria set forth below:

Base Salary

Our executive officer base salaries are reviewed and adjusted annually by the compensation committee, subject to a minimum level provided for in each executive officer’s employment agreement. We try to ensure that the base salaries are competitive with similarly situated companies in terms of sales, breadth of product lines, multiple distribution channels, international operations and other related factors, but we do not draw rigid comparisons to such similarly situated companies’ executive compensation. We have not established a specific formula for determining base salary increases or decreases, nor have we identified a specific or consistent group of companies that we believe to be “similarly situated” since these may change from time to time. Further, in fiscal 2012, we did not perform any specific competitive company compensation analysis with respect to setting the base salary levels of our executive officers.

The compensation committee met in December 2011 to consider the fiscal 2012 base salaries of our executive officers. The compensation committee agreed to maintain the fiscal 2011 base salary rates for our executive officers for fiscal 2012. Effective November 1, 2011, the annualized base salary of each named executive officer (other than Mr. Shields who joined us in May 2012) was as follows:

Executive Officer	Fiscal 2012 Base Salary
Robert B. McKnight, Jr., Chairman, Chief Executive Officer and President	$1,000,000
Joseph Scirocco, Chief Financial Officer (through April 30, 2012)	$550,000(1)
Richard Shields, Chief Financial Officer (from May 11, 2012)	$500,000(2)
Charles S. Exon, Chief Administrative Officer, General Counsel and Secretary	$550,000
Craig Stevenson, Global Brand President and Chief Operating Officer	$475,000(3)
Pierre Agnes, President – Quiksilver Europe	$617,500(4)

(1)	Mr. Scirocco’s actual salary for fiscal 2012 was a prorated amount of his annual rate of base salary based on his services for fiscal 2012 through April 30, 2012.

(2)	Mr. Shields’ actual salary for fiscal 2012 was a prorated amount of his annual rate of base salary for the period beginning May 11, 2012 and ending on the last day of fiscal 2012.

(3)	Mr. Stevenson is paid in Australian dollars. The assumed exchange rate is 1.0 U.S. dollar per Australian dollar.

(4)	Mr. Agnes is paid in euros. The assumed exchange rate is 1.3 U.S. dollars per euro.

Annual Performance-Based Cash Bonus

The compensation committee provides an opportunity for our executive officers to earn annual performance-based cash bonuses, pursuant to our Incentive Compensation Plan, based on our financial and operating performance, as well as the executive officer’s individual performance during the fiscal year. Generally, after the end of each fiscal year, the compensation committee reviews our performance against the previously established company-wide and regional goals and evaluates each executive officer’s performance against the individual goals set for that officer.

In January 2012, the compensation committee approved bonus award opportunities for fiscal 2012 under the Incentive Compensation Plan. Additionally, the compensation committee approved bonus opportunities for Mr. Shields in May 2012 when he became our Chief Financial Officer. Subject to the opportunity to earn more if we significantly exceeded certain Pro Forma Adjusted EBITDA targets, each of the named executive officers was eligible to receive a target bonus under his fiscal 2012 Incentive Compensation Plan award equal to 125% of his prorated 2012 annual base salary. The components of the award opportunities were amounts tied to (i) a company-wide Pro Forma Adjusted EBITDA target, and in the case of Mr. Agnes, a regional Pro Forma Adjusted EBITDA target for his direct area of responsibility, (ii) the achievement of certain personal objectives, and (iii) a fully discretionary bonus; provided however, that the ultimate award of any cash bonus remained in the discretion of the compensation committee at the end of the fiscal year based on its assessment of our financial condition at such time. With respect to bonuses tied to Pro Forma Adjusted EBITDA targets, no bonus could be awarded unless at least 85% of the relevant target was achieved. Pro Forma Adjusted EBITDA is defined as income (loss) from continuing operations attributable to Quiksilver, Inc. before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense, (v) asset impairments, and (vi) restructuring and other special charges. In addition, each executive was eligible to receive bonuses in excess of the target bonus of 125% of his annual base salary if the company-wide or, in the case of Mr. Agnes, regional Pro Forma Adjusted EBITDA exceeded 110% of the target, with the additional bonus at a rate equal to 5% of the individual’s target bonus (3.75% for the company-wide target and 1.25% for the regional target for Mr. Agnes) for each 1% over 110% of the relevant target.

For fiscal 2012, cash bonuses under the Incentive Compensation Plan for each of our named executive officers were as follows:

Executive Officer	Fiscal 2012 Bonus
Robert B. McKnight, Jr., Chairman, Chief Executive Officer and President	$218,800
Joseph Scirocco, Chief Financial Officer (through April 30, 2012)	$51,600
Richard Shields, Chief Financial Officer (from May 11, 2012)	$62,500
Charles S. Exon, Chief Administrative Officer, General Counsel and Secretary	$120,300
Craig Stevenson, President – Global Brand President and Chief Operating Officer	$103,900(1)
Pierre Agnes, President – Quiksilver Europe	$116,000(2)

(1)	Mr. Stevenson is paid in Australian dollars. The assumed exchange rate is 1.0 U.S. dollar per Australian dollar.

(2)	Mr. Agnes is paid in euros. The assumed exchange rate is 1.3 U.S. dollars per euro.

The individual executive officer’s cash bonuses in fiscal 2012 were based upon the following criteria:

—	In the case of each of Messrs. McKnight, Shields, Exon and Stevenson,

—

Up to 75% of each such executive officer’s target bonus could be earned if the consolidated company achieved its Pro Forma Adjusted EBITDA target of $209.9 million. None of Messrs. McKnight, Shields, Exon or Stevenson received any bonus with respect to this opportunity because the consolidated company did not achieve at least 85% of the target for fiscal 2012.

—

Up to 20% of each such executive officer’s target bonus could be earned if the executive officer achieved certain personal objectives. Each of Messrs. Exon and Shields received 75% of this bonus opportunity (Mr. Shields’ on a pro rata basis) as a result of their satisfaction of their stated personal objectives, with such bonus amounts equal to $85,900 and $46,900, respectively. Mr. Exon’s stated personal objectives included facilitation of ERP implementation and implementation of certain board-designated corporate initiatives. The stated personal objectives of Mr. Shields included initiatives to improve operating efficiencies and financial reporting practices. Each of Messrs. McKnight and Stevenson received 62.5% of this bonus opportunity as a result of their satisfaction of certain of their stated personal objectives, with such bonus amounts equal to $156,300 and $74,200, respectively. Messrs. McKnight and Stevenson’s stated personal objectives included improving operating efficiencies, implementing certain board-designated corporate initiatives and facilitating ERP implementation.

—

Up to 5% of each such executive officer’s target bonus could be earned as determined by the compensation committee in its sole discretion. Based upon their ongoing leadership and execution of strategic initiatives during fiscal 2012, Messrs. McKnight, Shields, Exon and Stevenson each received 100% of this bonus opportunity, with such bonus amounts equal to $62,500, $15,600, $34,400 and $29,700, respectively.

—	In the case of Mr. Agnes,

—

Up to 50% of his target bonus could be earned if the company achieved its Pro Forma Adjusted EBITDA target of $90.8 million for our European, Middle East and African segment, his direct area of responsibility. Mr. Agnes did not receive any bonus with respect to this opportunity because that segment did not achieve at least 85% of the target for fiscal 2012.

—

Up to 25% of his target bonus could be earned if the consolidated company achieved its Pro Forma Adjusted EBITDA target of $209.9 million. Mr. Agnes did not receive any bonus with respect to this opportunity because the consolidated company did not achieve at least 85% of the target for fiscal 2012.

—

Up to 20% of his target bonus could be earned if Mr. Agnes achieved certain personal objectives. Mr. Agnes received 50% of this bonus opportunity as a result of the satisfaction of certain of his stated personal objectives. As such, Mr. Agnes received $77,300 based on his leadership in growing the profitability of our European, Middle East and African segment retail business and facilitating ERP implementation in his region.

—

Up to 5% of his target bonus could be earned upon the discretion of the committee. Based upon his ongoing leadership in a challenging economic climate, Mr. Agnes received 100% of this bonus opportunity, or $38,700.

—	In the case of Mr. Scirocco, under the terms of his transitional employment agreement,

—

Up to 75% of his target bonus (on a pro rata basis) could be earned if the consolidated company achieved its Pro Forma Adjusted EBITDA target of $209.9 million. Mr. Scirocco did not receive any bonus with respect to this opportunity because the consolidated company did not achieve at least 85% of the target for fiscal 2012.

—

Up to 20% of his target bonus (on a pro rata basis) could be earned if Mr. Scirocco achieved certain personal objectives. Mr. Scirocco received 75% of this bonus opportunity, or $51,600, as a result of the satisfaction certain of his stated personal objectives. Mr. Scirocco’s stated personal objectives included facilitating the filing of certain SEC documents and providing assistance for the transition to a new Chief Financial Officer.

—	Up to 5% of his target bonus (on a pro rata basis) could be earned upon the discretion of the compensation committee. Mr. Scirocco did not receive any discretionary bonus for fiscal 2012.

Equity-Based Compensation

The compensation committee believes that the use of equity-based awards very closely aligns executive compensation with the value to be received by our stockholders during the same period, as well as provides an opportunity for increased equity ownership by our executive officers, which helps further link the interests of our executive officers with those of our stockholders.

Discretionary Option Grant Program. Under the discretionary option grant program of our 2000 Plan, the compensation committee has discretion, subject to the terms of the 2000 Plan, to determine which executive officers are to receive stock option grants, the time or times when those stock option grants are to be made (typically during the first quarter of the fiscal year), the number of shares subject to each such grant, the time or times when each grant is to vest and become exercisable, the maximum term for which the grant is to remain outstanding, and the status of any granted option as either an incentive stock option or a non-statutory option under federal tax laws. Each stock option granted under the 2000 Plan has an exercise price per share determined by the compensation committee, but in no event will the exercise price be less than the fair market value of our common stock on the grant date. No granted option will have a term in excess of ten years, and the option grants generally become exercisable in one or more installments over a specified period of service measured from the grant date. Historically, we have granted options that vest in equal and successive annual installments over a three-year period measured from the date of grant.

There were no option grants to our named executive officers in fiscal 2012, except to Mr. Shields. Based on the compensation committee’s desire to tie Mr. Shields’s compensation with the long-term interests of our stockholders and to create parity with our other executive officers, the committee granted Mr. Shields 200,000 options to purchase shares of our common stock when he was appointed our Chief Financial Officer in May 2012. Options to purchase 100,000 of the shares subject to the grant vest in equal annual installments over a three-year period, beginning on the first anniversary of the grant date. The remaining 100,000 shares subject to the option grant vest only if, and to the extent that, Mr. Shields achieved certain performance objectives prior to November 1, 2012, and the portion of such options for which the performance objectives were achieved then vests in three equal annual installments commencing November 1, 2012. Mr. Shields’ performance objectives related to the internal restructuring of our finance department, implementation of certain phases of ERP and addressing certain intercompany allocation and transfer pricing policies, all of which were achieved.

Restricted Stock Program. Shares of our common stock may be issued under the restricted stock program of our 2000 Plan. These shares will generally vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives or such other criteria as the compensation committee shall determine. The compensation committee has discretion under the restricted stock program, subject to the terms of the 2000 Plan, to determine which executive officers are to receive restricted stock awards, the time or times when those restricted stock awards are to be made, the number of shares subject to each such award, the vesting schedule for each award and the purchase price (if any) payable per share.

There were no grants of restricted stock made to our named executive officers during our 2012 fiscal year.

Restricted Stock Unit Program. Restricted stock units, or “RSUs,” may be issued under the restricted stock unit program of our 2000 Plan.

The compensation committee has discretion under the restricted stock unit program, subject to the terms of the 2000 Plan, to determine which executive officers are to receive RSU awards, the time or times when those RSU awards are to be made, the number of shares subject to each such award, the vesting schedule for each award and the purchase price (if any) payable per unit.

At the time of each grant, the compensation committee determines the amount of RSUs to grant to each executive officer based on the desire to adequately tie executive officer compensation with the long-term interests of our stockholders and the desire to increase our executive officers’ equity interests in the company. The compensation committee also requests input from our Chief Executive Officer regarding his assessment of each individual executive officer’s performance during the year and a recommendation regarding the amount of RSU awards to each executive officer.

The compensation committee granted RSUs awards to our named executive officers in fiscal 2011. These awards are referred to as the “June 2011 RSUs.” The June 2011 RSUs vest only if there is a substantial increase in our stock price as described in more detail below. Stock options, restricted stock and stock unit awards were not granted in fiscal 2012 to our named executive officers (other than Mr. Shields) because the compensation committee felt that the equity awards granted to them in fiscal 2011 were sufficiently large such that new awards in fiscal 2012 were not warranted.

The fiscal 2011 RSUs awarded to each of our named executive officers (other than Mr. Shields, who was not employed by us during fiscal 2011) are set forth below.

Executive Officer	Fiscal 2011 Restricted Stock Units (#)
Robert B. McKnight, Jr., Chairman, Chief Executive Officer and President	2,000,000
Joseph Scirocco, Chief Financial Officer (through April 30, 2012)	700,000
Charles S. Exon, Chief Administrative Officer and General Counsel	700,000
Craig Stevenson, President – Quiksilver Americas	1,000,000
Pierre Agnes, President – Quiksilver Europe	1,000,000

The June 2011 RSUs vest if during any consecutive thirty (30) day period the weighted average per-share trading price of our common stock equals or exceeds $12.50; however, if such threshold is achieved prior to the first anniversary of the grant date (June 13, 2012), the June 2011 RSUs will not become vested until such first anniversary. The June 2011 RSUs also vest in the event of a change of control (as such event is described in the applicable RSU agreements) pursuant to which the holders of our common stock become entitled to receive per-share consideration having a value equal to or greater than $9.28. Additionally, except as provided below, vesting of the June 2011 RSUs requires continued service of each executive officer through the applicable vesting date. Upon vesting, the shares of common stock subject to the RSUs are immediately issued to the grantee. The June 2011 RSUs terminate if they do not vest prior to November 1, 2016. The June 2011 RSUs reflect the compensation committee’s desire at the time of the grants to align the interests of our named executive officers with those of our stockholders by providing a significant economic opportunity that could be realized in circumstances where our stockholders received a very substantial return from the then current trading price of our common stock. The closing trading price of our common stock on June 13, 2011 (the date of grant of the June 2011 RSUs) was $4.65. Accordingly, the trading price of our common stock would have to almost triple (double, in the event of a change of control) in order for the June 2011 RSUs to vest.

In the event that an executive officer ceases to provide service to us due to his or her death, permanent disability, retirement or termination by us other than for misconduct (as such events are described in the applicable RSU agreements), then the executive officer is entitled to retain a number of June 2011 RSUs equal to the product of (i) the total number of June 2011 RSUs granted, and (ii) a fraction, the numerator of which is the number of whole months which have passed since the original grant date of such award and the denominator of which is 64. In the event that an executive officer voluntarily resigns or is terminated for misconduct (as such events are described in the applicable RSU agreements), then all such executive officer’s June 2011 RSUs will be cancelled and forfeited without any consideration.

Cancellation of a Portion of the June 2011 RSUs and New Grants. As disclosed by us in a Current Report on Form 8-K filed with the SEC on November 13, 2012, two purported stockholder derivative actions were filed against us alleging, among other things, that a portion of the June 2011 RSUs were in excess of certain limitations (the “162(m) Limit”) in our 2000 Plan. Specifically, the actions sought, among other things, a declaration that the June 2011 RSUs in excess of 800,000 RSUs per executive were not authorized and should be rescinded. We believed and continue to believe that the full amount of the June 2011 RSUs were valid when made as the 162(m) Limit was not intended by our board of directors or the compensation committee to apply to awards that were not intended to be exempt from Section 162(m) of the Code and not designed to be deductible by us for tax purposes. In February 2012, our board of directors formally amended the 2000 Plan to clarify that the 162(m) Limit did not apply to any award not intended to be exempt from Section 162(m) of the Code. In adopting the 2000 Plan amendment, our board of directors provided it was effective as of June 13, 2011 (the date of grant of the June 2011 RSUs).

In order to remove any doubt regarding the June 2011 RSUs, we, along with Messrs. McKnight, Stevenson, and Agnes, have taken the actions described below.

—

In November 2012, Mr. McKnight surrendered 1,200,000 of his June 2011 RSUs and Messrs. Stevenson and Agnes each surrendered 200,000 of their June 2011 RSUs. We have cancelled each of these surrendered RSUs.

—

On November 13, 2012, following the surrender and cancellation of the RSUs described immediately above, the compensation committee granted to Messrs. McKnight, Stevenson and Agnes 1,200,000, 200,000 and 200,000 RSUs, respectively (the “November 2012 Grants”). In January 2013, Mr. McKnight surrendered 400,000 of his RSUs subject to the November 2012 Grant, we cancelled those RSUs, and the compensation committee granted Mr. McKnight 400,000 new RSUs (the “January 2013 Grant”). The terms of the November 2012 Grants and the January 2013 Grant are the same as the terms of the June 2011 RSUs, except that (1) the June 13, 2012 earliest vesting date contained in the June 2011 RSUs, as described above, has been revised in the November 2012 Grants and January 2013 Grant to reflect the date that is the first anniversary of the respective grant, and (2) the forfeiture limitation provision contained in the June 2011 RSUs, as described above, has been modified to credit the executives for time elapsed since June 13, 2011. As with the June 2011 RSUs, the November 2012 Grants and the January 2013 Grant are not intended to be exempt from Section 162(m) of the Code and are not designed to be deductible by us for tax purposes.

Our board of directors was fully informed and agreed with these grants when made and, particularly in light of the strong alignment of the performance-based vesting conditions applicable to the grants with the interests of our stockholders, agrees with these grants today. The June 2011 RSUs, the November 2012 Grants, and the January 2013 Grant are structured so that they vest only upon a substantial increase in the price of our common stock that will benefit all of our stockholders. If the equity awards granted to our named executive officers in fiscal 2011 are considered along with the surrenders, cancellations and new grants described above, Mr. McKnight currently holds 2,000,000 RSUs subject to the performance-based vesting requirements described above, Mr. Exon currently holds 700,000 RSUs subject to the performance-based vesting requirements described above, and Messrs. Stevenson and Agnes each currently hold 1,000,000 RSUs subject to the performance-based vesting requirements described above. Pursuant to the transitional employment agreement we entered into with Mr. Scirocco in January 2012, he forfeited 590,625 of his unvested June 2011 RSUs when his employment terminated on April 30, 2012. His remaining 109,375 RSUs continue to be subject to the vesting requirements described above.

Taking into account the June 2011 RSUs, the compensation committee determined that it would not award additional RSUs to the named executive officers during fiscal 2012, except for a grant to Mr. Shields who was not employed by us at the time the June 2011 RSUs were awarded. The compensation committee granted Mr. Shields 700,000 RSUs in connection with his appointment as our Chief Financial Officer. The RSU award to Mr. Shields is subject to the same vesting provisions as the June 2011 RSUs awarded to the other executive officers, except that the June 13, 2012 earliest vesting date contained in the June 2011 RSUs was revised for Mr. Shields’ RSUs to reflect the first anniversary of the grant date for his RSUs and to reduce the denominator used to determine the RSUs retained by him upon ceasing to provide services to us to 54. The size of Mr. Shields’ RSU award was set at 700,000 shares to align his grant with the number of June 2011 RSUs awarded to Messrs. Scirocco and Exon in fiscal 2011.

Severance and Change in Control Benefits

The compensation committee believes that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, we provide such protections for each of our named executive officers and certain other executive officers under the terms of each executive’s employment agreement with us. The compensation committee evaluates the level of severance benefits provided to each named executive officer on a case-by-case basis, and in general, we consider these severance protections an important part of an executive’s compensation and consistent with competitive practices.

As described in more detail below under “Employment Agreements” and under “Potential Payments Upon Termination, Change in Control or Corporate Transaction,” certain payments may be made to our named executive officers upon a change in control or the termination of the executive’s employment with us depending upon the circumstances surrounding the termination of the executive’s employment.

As described in more detail below under “Employment Agreements,” we entered into a transitional employment agreement with Mr. Scirocco in January 2012, pursuant to which Mr. Scirocco became entitled to certain payments in connection with his provision of transition services as Chief Financial Officer through April 30, 2012, at which time his employment with us terminated.

Perquisites

We provide perquisites to our executive officers that we believe are typical of those provided to senior executives at other companies that compete with us for executive officer talent, which include health and group term life insurance benefits, supplemental long-term disability benefits, 401(k) matching benefits (which may be funded, or not, as determined by the compensation committee on an annual basis), superannuation contributions and a clothing allowance for the purchase of our products at wholesale prices. The provision of these perquisites is not tied to individual or corporate operating and financial performance. Instead, the compensation committee believes that these perquisites are beneficial to the creation of a competitive compensation package that is required to retain our executive officers’ services. Further, in the case of the clothing allowance provided to our executive officers, the compensation committee believes that it is important for our executive officers and their families to use the products that we sell and distribute.

Tax and Accounting Implications

Section 162(m) of the Code limits our ability to deduct certain compensation over $1,000,000 paid to our executive officers unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. Our compensation committee considers the impact of Section 162(m) when approving compensation for our executive officers. However, the compensation committee believes that there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not the compensation is fully deductible under Section 162(m). Accordingly, some compensation paid to our executive officers may not be deductible to the extent that the aggregate of non-exempt compensation exceeds the $1,000,000 level. As noted above, our performance-based vesting RSUs granted to our named executive officers were not intended to comply with Section 162(m). Our board of directors and the compensation committee nevertheless determined that these award grants were appropriate, particularly in light of the strong alignment of the performance-based vesting conditions applicable to the grants with the interests of our stockholders.

Summary Compensation Table

The following table sets forth summary information concerning the compensation of each of our named executive officers for all services rendered in all capacities to us for the fiscal years ended October 31, 2010, 2011 and 2012:

Name and Principal Position(1)	Year	Salary $		Bonus $	Stock Awards(2) $		Option Awards(2) $	Non-Equity Incentive Plan Compensation(3) $	All Other Compensation(4) $		Total $
Robert B. McKnight, Jr.	2012	992,300	(5)	62,500	—		—	156,300	8,600		1,219,700
Chairman of the Board,	2011	1,000,000		93,200	7,760,000	(6)	526,800	806,300	16,900		10,203,200
President and Chief Executive Officer	2010	1,000,000		1,525,000	—		371,830	—	17,000		2,913,830

Richard Shields	2012	231,100	(5)	15,600	1,589,000		424,100	46,900	3,700		2,310,400
Chief Financial Officer

Joseph Scirocco	2012	275,000		—	—		—	51,600	1,895,200	(7)	2,221,800
Chief Financial Officer	2011	550,000		—	2,716,000		351,200	443,400	16,100		4,076,700
	2010	550,000		629,000	—		158,820	—	12,300		1,350,120

Charles S. Exon	2012	545,700	(5)	34,400	—		—	85,900	8,600		674,600
Chief Administrative	2011	550,000		51,200	2,716,000		351,200	443,400	22,200		4,134,000
Officer, Secretary and General Counsel	2010	500,000		572,000	—		158,820	—	22,300		1,253,120

Pierre Agnes(8)	2012	617,500		38,700	—		—	77,300	7,000		740,500
President — Quiksilver	2011	617,500		70,600	3,890,000	(6)	351,200	629,100	—		5,558,400
Europe	2010	617,500		745,000	—		238,230	—	—		1,600,730

Craig Stevenson(8)	2012	475,000		29,700	—		—	74,200	94,130		673,030
Chief Operating Officer	2011	475,000		54,300	3,880,000	(6)	351,200	484,000	361,700		5,606,200
and Global Brand President	2010	475,000		586,000	—		238,230	—	287,600		1,586,830

(1)	The principal position for each executive officer reflects the executive office and title held by each of them during the fiscal year ended October 31, 2012. Mr. Scirocco served as Chief Financial Officer through April 2012. Mr. Shields was appointed Chief Financial Officer effective May 11, 2012. Mr. McKnight resigned from his position as Chief Executive Officer and President effective as of January 10, 2013, and our board of directors appointed him to serve as Executive Chairman as of the same date.

(2)	The amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our executive officers. In accordance with SEC requirements, these amounts reflect the aggregate grant date fair value computed in accordance with the provisions of ASC Topic 718 related to stock and option awards to the named executive officers in the referenced fiscal year and without any adjustment for estimated forfeitures. See Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012 filed with the SEC on January 10, 2013 for information regarding assumptions underlying the valuation of stock and option awards. For additional information regarding the vesting requirements for stock awards, see footnotes (2), (3) and (4) to the “Grants of Plan Based Awards” table below.

(3)	The amounts listed for fiscal 2012 represent bonuses earned pursuant to bonus awards under our Incentive Compensation Plan relating to achievement of corporate and individual performance goals. The Incentive Compensation Plan also includes a fully discretionary component and the bonus paid pursuant thereto, if any, is included in the Bonus column above. For additional information on the Incentive Compensation Plan and the amounts earned in fiscal 2012, see the section of this proxy statement entitled “EXECUTIVE COMPENSATION AND OTHER INFORMATION – Compensation Discussion and Analysis – Design of the Executive Compensation Program – Annual Performance-Based Cash Bonus.” Mr. McKnight was also eligible to receive a cash bonus under our Long-Term Incentive Plan, or LTIP, in fiscal 2010. The threshold performance targets under the LTIP were not achieved and, consequently, no amounts were paid under our LTIP for fiscal 2010. No new awards have been made under the LTIP since fiscal 2008.

(4)	The amount listed in this column for fiscal 2012 for Mr. McKnight includes $1,800 for a personal life insurance policy premium and $1,800 for a supplemental long-term disability policy premium. For Mr. Shields for fiscal 2012, this amount includes $900 for a personal life insurance premium and $300 for a supplemental long-term disability policy premium. For Mr. Exon for fiscal 2012, this amount includes $1,800 for a personal life insurance premium and $1,800 for a supplemental long-term disability policy premium. For Mr. Stevenson for fiscal 2012, this amount includes an expatriate compensation package which includes $21,880 for an automobile allowance, $22,400 for use of a company-leased home and $42,750 of superannuation contributions in Australia. Mr. Stevenson’s other compensation for fiscal 2012 also includes $1,800 for a personal life insurance premium and $300 for a supplemental long-term disability policy premium. For Mr. Agnes for fiscal 2012, this amount includes $1,800 for a personal life insurance policy premium. In addition, in fiscal 2012, each executive officer received a quarterly clothing allowance of $1,250, or $5,000 annually, (1,000 euros, or 4,000 euros annually for Mr. Agnes) to purchase our products at our wholesale prices.

(5)	The base salaries Messrs. McKnight, Shields and Exon received in fiscal 2012 are less than the minimum base salaries provided for in their respective employment agreements, as each of them agreed to take unpaid time off when we were closed over the holidays.

(6)	As discussed in the section of this proxy statement entitled “EXECUTIVE COMPENSATION AND OTHER INFORMATION – Compensation Discussion and Analysis – Design of the Executive Compensation Program – Equity-Based Compensation,” a portion of the RSUs originally awarded in fiscal 2011 to Messrs. McKnight, Agnes and Stevenson were cancelled in fiscal 2013. The grant-date fair value (computed as described in footnote (2) above) of these cancelled RSUs when they were originally granted in fiscal 2011 was $4,656,000 as to Mr. McKnight’s cancelled RSUs, $778,000 as to Mr. Agnes’ cancelled RSUs, and $776,000 as to Mr. Stevenson’s cancelled RSUs. In accordance with the rules of the SEC, the full grant date fair value of the RSUs awarded in fiscal 2011 to each named executive officer (including the portion of the award for the executive that was subsequently cancelled) is included in the fiscal 2011 Stock Award value for the executive. The full grant date fair value of the RSUs granted to each named executive officer in fiscal 2013 will be included in the executive’s compensation for fiscal 2013. If the fiscal 2011 grant date fair value of the RSUs that were subsequently cancelled ($4,656,000 as to Mr. McKnight, $778,000 as to Mr. Agnes, and $776,000 as to Mr. Stevenson) was excluded from the executive’s fiscal 2011 Stock Award value, Mr. Agnes’ fiscal 2011 Stock Award value would have been $3,112,000, and the fiscal 2011 Stock Award value for each of Messrs. McKnight and Stevenson would have been $3,104,000.

(7)	This amount includes $900 for a personal life insurance premium and $900 for a supplemental long-term disability policy premium. In addition, pursuant to Mr. Scirocco’s transition services agreement, as described in more detail below under “Employment Agreements,” we paid him $624,467 on November 15, 2012 and $104,078 per month beginning in November 30, 2012 and continuing through October 31, 2013, as well as $15,000 for transition services through a third party management services company, which are included.

(8)	For fiscal 2011 and fiscal 2010, Mr. Agnes’ base salary and bonus were set in U.S. dollars, but we agreed to pay him in euros at an agreed exchange rate of 1.3 U.S. dollars per euro. His base salary and bonus amounts for those fiscal years reflect the dollar value of these payments at the agreed exchange rate. Beginning in fiscal 2012, Mr. Agnes’ base salary and bonus were set in euros and his base salary and bonus amounts for fiscal 2012 reflect the U.S. dollar value of these payments at the average exchange rate during fiscal 2012 of approximately 1.3 U.S. dollars per euro. Beginning in fiscal 2012, Mr. Stevenson’s base salary and bonus were set in Australian dollars and his base salary and bonus amounts for fiscal 2012 reflect the U.S. dollar value of these payments at the average exchange rate during fiscal 2012 of approximately 1.0 U.S. dollar per Australian dollar.

Employment Agreements

Messrs. McKnight, Shields, Exon, Stevenson and Agnes

We have entered into employment agreements with each of: Robert B. McKnight, Jr., our Executive Chairman since January 2013 and formerly our Chief Executive Officer and President throughout fiscal 2012; Richard Shields, our Chief Financial Officer since May 2012; Charles S. Exon, our Chief Administrative Officer, Secretary and General Counsel; Craig Stevenson, our Chief Operating Officer and Global Board President; and Pierre Agnes, our President – Quiksilver Europe.

Except for Mr. McKnight, the agreements with these executives and, under the terms of those agreements, their employment with us, will automatically terminate on October 31, 2016. The agreement with Mr. McKnight and his employment with us automatically terminates on October 31, 2017. These agreements may be terminated by us or the executive for any reason, subject to the payment of certain amounts as set forth below. Under these agreements, we currently pay base salaries at an annual rate equal to the following: $1,000,000 for Mr. McKnight; $500,000 for Mr. Shields; $550,000 for Mr. Exon, €475,000 (approximately U.S. $617,500) for Mr. Agnes; and AUD $475,000 (approximately U.S. $475,000) for Mr. Stevenson. Our compensation committee has the discretion to adjust these base salaries based on our performance, the individual’s performance, market conditions or such other factors as the committee deems relevant, provided that they may not be reduced below the amounts set forth above. We have agreed to increase Mr. Shields’ base salary to $550,000 after one year of employment with us. The agreements also provide that each executive is eligible to receive an annual discretionary bonus on terms approved by the compensation committee. In addition, in connection with Mr. Stevenson’s relocation to the United States, the compensation committee approved an expatriate compensation package in addition to his base salary. Such expatriate compensation included the use of a company-owned automobile and a company-leased home, and until December 2009, included a monthly allowance of $6,000 to cover educational and other cost of living expenses. Mr. Stevenson’s expatriate compensation terminated in December 2011 since he relocated to Australia upon appointment to his new position as Chief Operating Officer and Global Brand President. Under Mr. Stevenson’s agreement, we are also required to make superannuation contributions on his behalf at the minimum rate required so as to avoid liability to pay a charge under applicable Australian superannuation regulations and to pay for his business-related operating costs of one vehicle, including service and maintenance, gas and fringe benefits tax.

Each agreement requires us to maintain a term life insurance policy on the life of the executive (U.S. $2,000,000 policy in the case of Messrs. McKnight, Shields and Exon, AUD $2,000,000 policy in the case of Mr. Stevenson, and €2,000,000 policy in the case of Mr. Agnes), payable to their designees; provided, however, that we are not required to pay annual premiums for the policies in excess of U.S. $5,000 in the case of Messrs. McKnight, Shields and Exon, AUD $5,000 in the case of Mr. Stevenson, and €5,000 in the case of Mr. Agnes). The agreements also provide that the executives will continue to be participants in our 2000 Plan, or any successor equity plan, on terms established by our board of directors, but, except in the case of Mr. McKnight, on terms substantially similar to those granted to our other senior executives of an equivalent level. Each agreement further provides that the executives will be covered by our group health insurance programs and our long-term disability plan for senior executives on the same terms and conditions applicable to comparable employees. We also provide each executive with a clothing allowance to purchase company products at our wholesale prices.

If we terminate an executive’s employment without “Cause” (as defined below), or if the executive terminates his employment for “Good Reason” (as defined below) within six months of the event constituting Good Reason, the employment agreements provide that we will: (1) continue to pay the executive’s base salary (or gross remuneration in the case of Mr. Agnes) for a period of eighteen months (twenty-four months in the case of Mr. McKnight), (2) pay a pro rata portion of the annual bonus earned, if any, for the fiscal year in which the termination occurs, (3) pay the full amount of any unpaid annual bonus earned from the preceding fiscal year, and (4) in the case of Mr. McKnight, pay an amount equal to two times the average annual bonus earned by him during the two most recently completed fiscal years, payable over twenty-four months following his termination. For Messrs. McKnight, Shields and Exon, if their termination were to occur within twelve months following a “Change in Control” (as defined below), the period of salary continuation is increased by six months in the case of Messrs. Shields and Exon and twelve months in the case of Mr. McKnight and, in the case of Mr. McKnight only, the payment based on average annual bonus is increased to three times such average. Mr. Stevenson’s employment agreement provides that in addition to receiving continuation of his base salary for 18 months, we must continue to make his superannuation contributions, less the amount of any statutory benefits due under Australia’s National Employment Standards (NES) or other applicable Australian law (excluding the superannuation contributions) for a period of 18 months following termination, and pay such statutory benefits (other than the superannuation contributions) on or about the date of termination. The payments set forth above are also payable in the event that the executive’s employment agreement terminates on October 31, 2016 (October 31, 2017 in the case of Mr. McKnight) and the executive’s employment terminates effective the same date. If we terminate an executive for Cause or the executive terminates his employment without Good Reason, then the executive will receive his base salary and benefits earned and accrued prior to termination (and in the case of Mr. Stevenson, amounts due under NES or other applicable Australian law) and, if the basis for Cause is the executive’s death or disability, a pro rata portion of his annual bonus earned for the year in which the termination occurs. In order to receive the payments specified above, other than those earned prior to termination, the executive is required to sign a release of claims.

Each of the agreements requires that if we grant stock options to the executive after the date of the agreement, the options must provide that if the executive is terminated by us without Cause, as a result of the executive’s death or disability or by the executive for Good Reason, all of the options will automatically vest in full on an accelerated basis and remain exercisable until the earlier to occur of (1) the first anniversary of the termination, (2) the end of the option term, or (3) termination pursuant to other provisions of the option plan or option agreement, such as a corporate transaction.

For purposes of these employment agreements, Cause generally includes (1) death, (2) permanent disability, (3) willful misconduct in the performance of duties, (4) commission of a felony or violation of law involving moral turpitude or dishonesty, (5) self-dealing, (6) willful breach of duty, (7) habitual neglect of duty, or (8) material breach by the executive of his obligations under the employment agreement.

For purposes of these employment agreements, Good Reason generally includes (1) the assignment to the executive of duties materially inconsistent with his position, as set forth in the agreement, without his consent, (2) a material change in his reporting level from that set forth in the agreement, without his consent, (3) a material diminution in his authority, without his consent, (4) a material breach by us of our obligations under the agreement, (5) the failure by us to obtain from any successor, before the succession takes place, an agreement to assume and perform our obligations under the employment agreement or (6) requiring the executive to be based, in the case of Messrs. McKnight, Shields and Exon, outside of the southern California area, in the case of Mr. Stevenson, outside of the State of Victoria, Australia, and in the case of Mr. Agnes, more than 150 km from Saint Sean de Luz, France, without the executive’s consent.

Under the employment agreements with Messrs. McKnight, Shields and Exon, a “Change in Control” would generally include any of the following events: (1) any person (as defined in the Securities Exchange Act of 1934) becomes the beneficial owner, directly or indirectly, of securities of Quiksilver, Inc. representing more than 50% of the combined voting power of Quiksilver, Inc.’s then outstanding securities, other than by virtue of a merger, consolidation or similar transaction, except that a Change in Control will not be deemed to occur solely because a person’s beneficial ownership percentage exceeds 50% as a result of a repurchase or other acquisition of voting securities by Quiksilver, Inc. reducing the amount of outstanding voting securities, (2) any merger, consolidation or other business combination of Quiksilver, Inc. with or into another person is consummated, as a result of which the security holders of Quiksilver, Inc. immediately prior to the consummation of such transaction beneficially own, after such transaction, securities possessing less than 50% of the combined voting power of the surviving or acquiring person (or any person controlling the surviving or acquiring person), or (3) the sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of Quiksilver, Inc. and its subsidiaries.

Mr. Scirocco

On January 5, 2012, we entered into a transitional employment agreement with Joseph Scirocco. Pursuant to the terms of this agreement, Mr. Scirocco continued to serve as our Chief Financial Officer until April 30, 2012, at which time his employment with us terminated. Pursuant to this agreement, effective January 5, 2012 through his separation date, Mr. Scirocco continued to receive an annual base salary of $550,000, we continued to maintain a $2,000,000 term life insurance policy on his life payable to his designees and he continued to be entitled to a clothing allowance of $5,000 annually. The agreement further provides that Mr. Scirocco is entitled to certain career transition services through a third party management services company at a cost of up to $20,000. The agreement also provides for severance benefits consisting of (1) a lump sum payment of $624,467 payable on the first payroll date six months following his separation date, (2) twelve consecutive monthly payments of $104,078, beginning with the payroll period immediately following the payment in (1) above, and (3) a pro rata portion (based on the portion of fiscal 2012 Mr. Scirocco was employed) of Mr. Scirocco’s bonus award pursuant to our Incentive Compensation Plan for fiscal 2012, assuming the performance criteria with respect to such award are achieved. In addition, on his separation date, all of Mr. Scirocco’s stock options accelerated and vested and he has up to one year to exercise such stock options, after which they will expire.

Mr. Mooney

On January 2, 2013, our board of directors appointed Andrew P. Mooney to serve as our President and Chief Executive Officer and as a member of our board of directors effective on the first business day following our filing of our Annual Report on Form 10-K for the fiscal year ended October 31, 2012 (the “Commencement Date”), which was filed on January 10, 2013. In connection with his appointment as our President and Chief Executive Officer, we entered into an employment agreement with Mr. Mooney.

Pursuant to the employment agreement, we agreed to appoint Mr. Mooney to our Board of Directors effective as of the Commencement Date and to include him as a nominee for election as a director at our next annual meeting of stockholders. We also agreed to pay Mr. Mooney an annual base salary of $1,000,000, that is subject to periodic review by us and that may be adjusted (but not below the greater of $83,333 per month or, if his base salary is increased, its then-current amount) based on our performance, his performance, market conditions or such other factors as are deemed relevant by us. In addition, he received a one-time hire-on bonus of $25,000. The employment agreement also provides that he is eligible for an annual bonus pursuant to our Incentive Compensation Plan on terms approved by the board or our compensation committee with a target amount equal to 125% of his annual base salary, prorated for the portion of the fiscal year that he is employed by us. Seventy-five percent of the bonus award (50% for fiscal 2013) will be based on our achieving an earnings before interest, taxes, depreciation and amortization (“EBITDA”) target determined by the compensation committee. The amount of the bonus award attributable to EBITDA will be increased or decreased by 5% for each full 1% difference in our attainment of the EBITDA target, provided that no bonus award attributable to EBITDA will be paid if we attain an EBITDA that is less than 85% of the target. Twenty percent of the bonus award (50% for fiscal 2013) will be based on his attainment of personal performance objectives determined by the compensation committee in collaboration with Mr. Mooney. Five percent of the bonus award (0% for fiscal 2013) will be determined by the compensation committee in its discretion. We will also provide him with a clothing allowance of $5,000 annually and car service for travel between his home in Los Angeles and our headquarters and for business related travel in southern California.

The employment agreement requires that we maintain a $2,000,000 term life insurance policy on Mr. Mooney’s life (subject to his establishing and maintaining insurability); provided, that we are not required to pay annual premiums for the policy in excess of $5,000.

The employment agreement also provides that Mr. Mooney will be eligible to participate in our 2000 Plan, or any successor equity plan, on such terms as are established by the board of directors. The agreement further provides that all stock options granted to Mr. Mooney will provide that if he is terminated by us without “Cause” (as defined in the employment agreement), by Mr. Mooney for “Good Reason” (as defined in the employment agreement), or as a result of his death or disability, all options will automatically vest in full on an accelerated basis and the options will remain exercisable until the earlier of (i) the first anniversary of his termination, (ii) the end of the option term or (iii) termination pursuant to other provisions of the applicable option plan or agreement (e.g., a corporate transaction). “Good Reason,” as defined in the employment agreement, includes, among other things, our failure to appoint Mr. Mooney to the Board within 30 days of the Commencement Date or thereafter to nominate him for election as a director, or the failure of our stockholders to elect or re-elect Mr. Mooney as a member of the Board of Directors.

The employment agreement and Mr. Mooney’s employment with us automatically terminate on October 31, 2017, but may be terminated earlier by us without Cause at any time for any reason, subject to the payment of the amounts described below. If (i) the employment agreement terminates on October 31, 2017 and Mr. Mooney’s employment terminates effective the same date, (ii) we terminate his employment without Cause prior to October 31, 2017, or (iii) Mr. Mooney terminates his employment for Good Reason within six months following the initial existence of the condition or conditions constituting good reason, the terms of his employment agreement provide that we will (1) pay the full amount of any unpaid annual bonus earned from the preceding fiscal year, (2) continue to pay Mr. Mooney’s base salary for a period of twenty-four months, (3) pay a pro rata portion of the annual bonus, if any, for the fiscal year in which such termination occurs, and (4) pay an amount equal to two times the average annual bonus earned by Mr. Mooney during the two most recently completed fiscal years (provided that if such termination occurs prior to October 31, 2013, the bonus amount used for fiscal 2013 would not be zero, but it will be prorated based on the target bonus and the portion of the 2013 fiscal year completed; provided further, that if such termination occurs after October 31, 2013, but prior to October 31, 2014, the bonus amount used for this purpose for fiscal year 2013 will be the actual amount awarded (but annualized) and the amount used for fiscal year 2014 would be pro rata) payable over twenty-four months following termination. If, prior to October 31, 2017, we terminate Mr. Mooney’s employment for Cause or he terminates his employment without Good Reason, then he will receive his base salary and benefits earned and accrued prior to termination (including the full amount of any unpaid annual bonus that was earned for the preceding fiscal year) and, if the basis for Cause is his death or personal disability, the pro rata portion of his bonus for the year in which termination occurs. In order to be eligible to receive the payments specified above, other than those earned prior to termination, Mr. Mooney must execute a release of claims.

In connection with joining us, we also agreed to grant Mr. Mooney an aggregate of 2,000,000 restricted stock units (or RSUs) pursuant to our amended and restated 2000 Plan as follows: (i) 800,000 RSUs as of the Commencement Date, and (ii) an additional 1,200,000 RSUs at the next compensation committee meeting following our 2013 annual meeting of stockholders, provided, however, that if the Plan then limits the number of RSUs that may then be awarded to Mr. Mooney in that year, we will award him the maximum amount permitted under the Plan (up to 1,200,000 RSUs). The RSUs will vest if during any consecutive 30-day period the weighted average per share trading price of our common stock (as reported on the New York Stock Exchange) equals or exceeds $12.50, however, if such threshold is achieved prior to the first anniversary of the grant date, the RSUs will not become vested until such first anniversary. The RSUs will vest on an accelerated basis in the event of certain corporate transactions or a change in control pursuant to which the holders of our common stock become entitled to receive per-share consideration having a value equal to or greater than $9.28. In the event of a corporate transaction or change in control resulting in per-share consideration less than such amount, the RSUs will only vest in the sole discretion of the board of directors. Vesting of the RSUs requires Mr. Mooney to remain in our service through the vesting date, provided, however, that if his service terminates due to death, permanent disability, retirement, termination by us other than for misconduct, or termination by Mr. Mooney for Good Reason, then he will retain the number of RSUs equal to the total number of RSUs granted multiplied by the number of whole months which have passed since the grant date, divided by 45, which RSUs will remain subject to vesting. The RSUs will terminate if they do not vest prior to November 1, 2016.

In the event that the Compensation Committee grants Mr. Mooney less than the full 1,200,000 remaining RSUs at its meeting next following our 2013 annual meeting of stockholders, we have agreed with Mr. Mooney that we will enter into an agreement providing for cash compensation in lieu of receiving the balance of the RSUs, which compensation will be paid if and when shares of our common stock are issued to Mr. Mooney pursuant to the initial 800,000 RSUs. This alternative compensation is intended to compensate Mr. Mooney fully for the shares of common stock that he would have received had we granted to him all 2,000,000 RSUs on the Commencement Date less the number of shares that he actually receives pursuant to the RSUs awarded to him pursuant to the employment agreement.

We also agreed to reimburse Mr. Mooney for the legal fees he incurred in connection with negotiating his employment agreement.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers during the fiscal year ended October 31, 2012:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)(4)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert B. McKnight, Jr.	—	—	—	1,250,000	—	—	—	—	—	—	—	—

Richard Shields	4/12/12	5/11/12	—	—	—	—	700,000	—	—	—	—	1,589,000
	4/12/12	5/11/12	—	—	—	—	100,000	—	—	—	3.01	212,060
	4/12/12	5/11/12	—	—	—	—	—	—	—	100,000	3.01	212,060
	—	—	—	312,500	—	—	—	—	—	—	—	—

Joseph Scirocco	—	—	—	687,500	—	—	—	—	—	—	—	—

Charles S. Exon	—	—	—	687,500	—	—	—	—	—	—	—	—

Pierre Agnes	—	—	—	771,875(6)	—	—	—	—	—	—	—	—

Craig Stevenson	—	—	—	593,750(6)	—	—	—	—	—	—	—	—

(1)	The non-equity incentive plan awards reported under this caption represent awards pursuant to our Incentive Compensation Plan which do not provide for a threshold or maximum payout. The material terms of this plan are discussed above under the heading “Compensation Discussion and Analysis – Design of the Executive Compensation Program – Annual Performance-Based Cash Bonus.”

(2)	Additional information regarding the vesting and acceleration provisions applicable to these awards and other material terms of such awards are set forth below under the heading “Employment Agreements” and “Potential Payments Upon Termination, Change in Control or Corporate Transaction — Award Agreements and Incentive Compensation Plan.”

(3)	The stock awards reported under this caption represent 700,000 RSUs and 100,000 stock options awarded pursuant to our 2000 Plan. Each RSU entitles Mr. Shields to receive one share of our common stock at the time of vesting without payment of an exercise price or other consideration. The RSUs vest if during any consecutive 30-day period the weighted average per share trading price of our common stock (as reported on the New York Stock Exchange) equals or exceeds $12.50, however, if such threshold is achieved prior to the first anniversary of the grant date, the RSUs will not become vested until such first anniversary. The RSUs vest on an accelerated basis in the event of certain corporate transactions or a change in control pursuant to which the holders of our common stock become entitled to receive per-share consideration having a value equal to or greater than $9.28. In the event of a corporate transaction or change in control resulting in per-share consideration less than such amount, the RSUs will only vest in the sole discretion of the board of directors. Vesting of the RSUs requires Mr. Shields to remain in our service through the vesting date, provided, however, that if his service with us terminates due to his death, permanent disability, retirement or termination by us other than for misconduct, then he will retain the number of RSUs equal to the total number of RSUs granted to Mr. Shields multiplied by the number of whole months which have passed since the grant date, divided by 54, which RSUs will remain subject to vesting. The RSUs terminate if they do not vest prior to November 1, 2016. Each stock option will vest only if, and to the extent that, Mr. Shields achieved certain performance objectives prior to November 1, 2012, and the portion of such options for which the performance objectives were achieved (which was 100%) then vests in three equal and successive annual installments commencing November 1, 2012 provided that Mr. Shields remains in our service through the applicable vesting date. The performance objectives were related to the internal restructuring of our finance department, implementation of certain phases of ERP and addressing certain intercompany allocation and transfer pricing policies. The option has a maximum term of ten years.

(4)	The stock option award listed in this column in the table above was made pursuant to our 2000 Plan. This stock option award will vest in three equal and successive annual installments over the three year period commencing upon the grant date, provided that Mr. Shields remains in our service through the applicable vesting date. The option has a maximum term of ten years.

(5)	The grant date fair value of each equity award has been computed in accordance with FASB ASC Topic 718 and without any adjustments for forfeitures.

(6)	Mr. Agnes’ Incentive Compensation Plan bonus will be paid in euros but has been converted for purposes of this table into U.S. dollars at the average exchange rate during fiscal 2012 of 1.3 U.S. dollars per euro. Mr. Stevenson’s Incentive Compensation Plan bonus will be paid in Australian dollars but has been converted for purposes of this table into U.S. dollars at the average exchange rate during fiscal 2012 of approximately 1.0 U.S. dollar per Australian dollar.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding outstanding equity awards held by our named executive officers at October 31, 2012:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Robert B. McKnight, Jr.	12/19/02	400,000	—	6.6575	12/20/12	—	—	—		—
	11/12/03	400,000	—	8.7250	11/13/13	—	—	—		—
	12/26/07	80,000	—	9.0000	12/27/17	—	—	—		—
	01/16/09	100,000	—	1.7700	01/17/19	—	—	—		—
	04/06/09	25,000	—	1.2500	04/07/19	—	—	—		—
	08/07/09	420,000	—	2.2300	08/08/19	—	—	—		—
	12/23/09	66,666	33,334	2.3500	12/24/19	—	—	—		—
	03/09/10	66,666	33,334	3.1000	03/10/20	—	—	—		—
	12/22/10	50,000	100,000	5.2000	12/23/20	—	—	—		—
	06/13/11	—	—	—	—	—	—	2,000,000	(3)	6,400,000

Richard Shields	05/11/12	—	—	—	—	—	—	700,000	(3)	2,240,000
	05/11/12	—	200,000	3.01	05/12/22	—	—	—		—

Joseph Scirocco	12/26/07	80,000	—	9.0000	12/27/17	—	—	—		—
	01/16/09	80,000	—	1.7700	01/17/19	—	—	—		—
	04/06/09	20,000	—	1.2500	04/07/19	—	—	—		—
	08/07/09	140,000	—	2.2300	08/08/19	—	—	—		—
	12/22/10	100,000	—	5.2000	12/23/20	—	—	—		—
	06/13/11	—	—	—	—	—	—	109,375	(3)	350,000

Charles S. Exon	12/19/02	88,000	—	6.6575	12/20/12	—	—	—		—
	11/12/03	120,000	—	8.7250	11/13/13	—	—	—		—
	12/26/07	60,000	—	9.0000	12/27/17	—	—	—		—
	01/16/09	80,000	—	1.7700	01/17/19	—	—	—		—
	04/06/09	20,000	—	1.2500	04/07/19	—	—	—		—
	08/07/09	340,000	—	2.2300	08/08/19	—	—	—		—
	12/23/09	66,666	33,334	2.3500	12/24/19	—	—	—		—
	12/22/10	33,333	66,667	5.2000	12/23/20	—	—	—		—
	06/13/11	—	—	—	—	—	—	700,000	(3)	2,240,000

Pierre Agnes	12/19/02	28,000	—	6.6575	12/20/12	—	—	—		—
	03/31/03	40,000	—	7.6550	04/01/13	—	—	—		—
	11/12/03	80,000	—	8.7250	11/13/13	—	—	—		—
	12/26/07	55,000	—	9.0000	12/27/17	—	—	—		—
	01/16/09	—	60,000	1.7700	01/17/19	—	—	—		—
	04/06/09	—	20,000	1.2500	04/07/19	—	—	—		—
	08/07/09	—	340,000	2.2300	08/08/19	—	—	—		—
	12/23/09	—	150,000	2.3500	12/24/19	—	—	—		—
	12/22/10	—	100,000	5.2000	12/23/20	—	—	—		—
	06/13/11	—	—	—	—	—	—	1,000,000	(3)	3,200,000

Craig Stevenson	12/26/07	25,000	—	9.0000	12/27/17	—	—	—		—
	01/16/09	60,000	—	1.7700	01/17/19	—	—	—		—
	04/06/09	20,000	—	1.2500	04/07/19	—	—	—		—
	08/07/09	340,000	—	2.2300	08/08/19	—	—	—		—
	12/23/09	100,000	50,000	2.3500	12/24/19	—	—	—		—
	12/22/10	33,333	66,667	5.2000	12/23/20	—	—	—		—
	06/13/11	—	—	—	—	—	—	1,000,000	(3)	3,200,000

(1)

Except for Mr. Agnes’ stock options, 100,000 of Mr. Shields’ stock options and the stock options granted in August 2009 (which are now fully vested), all stock options listed in the table above vest and become exercisable in three equal and successive annual installments over the three year period commencing on the date of grant, provided the executive officer remains in our service through the applicable vesting date. Mr. Agnes’ stock options (including those issued in August 2009) vest in a lump sum on the fourth anniversary of the applicable grant date, provided he remains in our service through such date. With respect to 100,000 of Mr. Shields’ options, they vest only if, and to the extent that, he achieved certain performance objectives prior to November 1, 2012, and the portion of such options for which performance objectives were achieved (which was 100%) then vests in three equal and successive annual installments commencing November 1, 2012, provided he remains in our service through the applicable vesting date.

(2)	The market value of restricted shares of common stock is calculated by multiplying the number of shares of stock held by the applicable executive officer that had not vested as of October 31, 2012 by $3.20, the fair market value of our common stock on October 31, 2012, which is the last day of our fiscal year. Although the RSUs will not vest unless a significantly higher price is achieved, the market value of RSUs are calculated by multiplying the number of shares of stock underlying the RSUs held by the applicable executive officer that had not vested as of October 31, 2012 by $3.20, the fair market value of our common stock on October 31, 2012.

(3)	The RSUs granted pursuant to this award will vest if during any consecutive 30-day period the weighted average per share trading price of our common stock (as reported on the New York Stock Exchange) equals or exceeds $12.50, however, if such threshold is achieved prior to the first anniversary of the grant date, the RSUs will not become vested until such first anniversary. The RSUs vest on an accelerated basis in the event of certain corporate transactions or a change in control pursuant to which the holders of our common stock become entitled to receive per-share consideration having a value equal to or greater than $9.28. In the event of a corporate transaction or change in control resulting in per-share consideration less than such amount, the RSUs will only vest in the sole discretion of the board of directors. Vesting of the RSUs requires the executive to remain in our service through the vesting date, provided, however, that if the executive’s service terminates due to death, permanent disability, retirement or termination by us other than for misconduct, then the executive will retain the number of RSUs equal to the total number of RSUs granted to such executive multiplied by the number of whole months which have passed since the grant date, divided by 64 (54 in the case of Mr. Shields), which RSUs shall remain subject to vesting. The RSUs terminate if they do not vest prior to November 1, 2016.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our named executive officers during the fiscal year ended October 31, 2012:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)(1)	(#)	($)(2)
Robert B. McKnight, Jr.	—	—	140,000	466,876
Richard Shields	—	—	—	—
Joseph Scirocco	300,000	346,290	30,000	128,400
Charles S. Exon	—	—	90,000	301,200
Pierre Agnes	—	—	85,000	279,800
Craig Stevenson	—	—	85,000	279,800

(1)	Based on the per-share market price of our common stock on the date of exercise less the per-share option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised.

(2)	Based on the per-share market price of our common stock on the vesting date, multiplied by the number of shares vested.

Potential Payments Upon Termination, Change in Control or Corporation Transaction

As described above under “Employment Agreements,” certain payments may be made to our named executive officers upon a change in control or the termination of their employment with us depending upon the circumstances of the termination, which includes termination by us for Cause, termination by us without Cause, automatic termination upon expiration of the employment agreement term (if any), termination by the executive for Good Reason, other voluntary termination by the executive, death, or permanent disability. In addition, the award agreements for stock options, restricted stock and restricted stock units and the Incentive Compensation Plan documents also address these circumstances, as well as the effects of a corporate transaction.

Award Agreements and Incentive Compensation Plan

Under the applicable award agreements, vesting of restricted stock, restricted stock units and stock options granted to employees, including the named executive officers, may be affected upon a “change in control” or a “corporate transaction.” A “change in control” is defined as a change in ownership or control effected through either (i) the acquisition, directly or indirectly by any person or related group of persons (other than Quiksilver or a person that directly or indirectly controls, is controlled by, or is under common control with, Quiksilver), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders, or (ii) a change in the composition of our board over a period of thirty-six (36) consecutive months or less such that a majority of the board members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who either (A) have been board members continuously since the beginning of such period or (B) have been elected or nominated for election as board members during such period by at least a majority of the board members described in clause (A) who were still in office at the time the board approved such election or nomination. A “corporate transaction” is defined as either of the following stockholder-approved transactions to which we are a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or dissolution of the company.

Upon a corporate transaction, unvested stock options will accelerate and vest in full unless the options are assumed by the successor corporation or replaced with a cash incentive program preserving the spread between the exercise price and the fair market value of the options at the time of the corporation transaction. Similarly, unvested shares of restricted stock will accelerate and vest upon a corporate transaction unless our rights and obligations with respect to the shares are assigned to, and assumed by, the successor corporation. In addition, if a change in control occurs, or a corporate transaction occurs and a successor corporation is assigned and assumes our rights and obligations with respect to shares of restricted stock, and we subsequently terminate an employee for any reason, other than misconduct, all outstanding shares of restricted stock accelerate and vest. “Misconduct” is defined as the commission of any act of fraud, embezzlement or dishonesty by the employee, any unauthorized use or disclosure by such person of our confidential information or trade secrets, or any other intentional misconduct by such person adversely affecting our business or affairs in a material manner.

Upon a corporate transaction or change in control pursuant to which the holders of our common stock become entitled to receive per-share consideration having a value equal to or greater than $9.28, unvested RSUs and the shares of common stock subject to the RSUs would immediately be issued. If a corporate transaction or change in control occurs and the per-share consideration is less than $9.28, the RSUs will only vest in the sole discretion of the board of directors, and if the board does not exercise such discretion to cause the RSUs to vest in connection with a corporate transaction or change in control, the RSUs will be cancelled.

Under the applicable award agreements, vesting of stock options and restricted stock granted to employees, including the named executive officers, may be accelerated in certain other circumstances. Under stock option award agreements, upon termination for cause or for misconduct, the entire award is generally forfeited. Upon termination by us without cause, termination by the employee for good reason (as defined in their employment agreements), death or disability, the unvested portion of the award is forfeited; provided, however, that only with respect to stock options granted after May 2005, the entire award is immediately vested with respect to our named executive officers. Depending on the type of termination, the time to exercise the vested portion of the stock options varies from three months to one year. In no event is this period later than the expiration date of the option. Under the restricted stock award agreements, upon any termination for death or disability, the entire award is immediately vested. For all other terminations, unvested awards of restricted stock are forfeited unless such termination is in connection with a corporate transaction or change in control, as described above.

Under the RSU award agreements, the RSUs vest and shares of our common stock subject to the RSUs are immediately issued if during a consecutive 30-day period the weighted average per-share trading price of our common stock equals or exceeds $12.50 unless such price threshold occurs during the first 12 months following the date of grant, in which case the RSUs will become vested and the shares will be issued on the 12-month anniversary of the grant date. However, if the employee is terminated for misconduct as defined above or the employee voluntarily resigns for any reason other than retirement, death or permanent disability prior to the 12-month anniversary of the grant date, the RSUs will be cancelled. If an employee ceases to provide service due to the employee’s death, permanent disability, retirement or termination by us other than for misconduct, then the employee will retain a number of RSUs equal to the total number of RSUs granted multiplied by a fraction, the numerator of which is the number of whole months which have passed since the grant date of the RSU and the denominator of which is 64 (54 in the case of Mr. Shields), and all remaining RSUs will be cancelled. Under the RSU award agreements, upon termination for misconduct or an employee’s voluntary resignation for any reason other than retirement, death or permanent disability, the RSUs will be cancelled.

Under our Incentive Compensation Plan, if an employee retires, dies or terminates employment as a result of permanent disability, unless otherwise determined by the compensation committee, the employee will be entitled to a payment based on actual performance in accordance with the terms of the plan and pro rated based on the length of the employee’s service during the applicable plan period. Except as provided in the preceding sentence or as otherwise provided in an employee’s employment agreement, an employee whose employment terminates will forfeit all rights to any payment under the plan. The compensation committee has discretion to reduce or eliminate any employee’s right to a bonus payment under the Incentive Compensation Plan at any time and for any reason.

Quantification of Potential Benefits Payable

The following tables set forth a quantification of estimated benefits payable to our named executive officers, except Mr. Scirocco whose employment terminated prior to the end of fiscal 2012, under various circumstances regarding a change in control, corporate transaction and the termination of their employment. In calculating these benefits, we have taken into consideration or otherwise assumed the following:

—	Termination of employment occurred on October 31, 2012, the last day of our 2012 fiscal year.

—	We have valued equity awards using the $3.20 per share closing market price of our common stock on the NYSE on October 31, 2012, the last trading day of our 2012 fiscal year.

—

We have assumed with respect to RSUs that a corporate transaction or change in control occurring on October 31, 2012 would have resulted in per-share consideration to holders of our common stock of less than $9.28 and that the board of directors would not have exercised its discretion to nevertheless cause any then unvested RSUs to vest.

—	We have valued stock options at their intrinsic value, equal to the difference between $3.20 and the per share exercise price, multiplied by the number of shares underlying the stock options.

—

In the event of termination of employment, the payment of amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable named executive officer’s employment agreement and the applicability of Section 409A of the Code. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

—	We have assumed that Section 280G of the Code will not apply to any of the amounts paid by us to the applicable named executive officers.

In May 2005, our executive officer employment agreements were amended to provide that all future stock option grants will (1) accelerate on termination due to death or disability, termination without cause or termination for good reason and (2) remain exercisable for 1 year thereafter unless the stock option otherwise terminates pursuant to its terms. Previously, these employment agreements provided that stock options accelerated only on termination without cause or termination for good reason within 12 months of a change in control.

Estimated Benefits Payable As a Result of Termination of Employment by Employee for Good Reason, by Company Without Cause or Automatic Termination Upon Expiration of Specified Term of Employment Agreement

Elements	Robert B. McKnight	Richard Shields	Charles S. Exon	Pierre Agnes(5)	Craig Stevenson(6)
Salary continuation(1)	$2,000,000	$750,000	$825,000	$926,250	$712,500
Severance(2)	2,424,500	—	—	—	64,125
Early vesting of stock options(3)	31,667	38,000	28,334	582,100	42,500
Incentive Compensation Plan(4)	218,800	62,500	120,300	116,000	103,900

Total	$4,674,967	$850,500	$973,634	$1,624,350	$923,025

(1)	Represents base salary continuation (gross remuneration in the case of Mr. Agnes) for eighteen months (twenty-four months for Mr. McKnight) following termination.

(2)	With respect to Mr. McKnight, represents severance equal to twice the executive’s average annual bonus earned during the two most recently completed fiscal years (i.e., fiscal 2010 and fiscal 2011), payable over twenty-four months following termination. With respect to Mr. Stevenson, represents continuation of superannuation contributions for eighteen months following termination.

(3)	Represents the value of unvested stock options as of October 31, 2012 which accelerate on termination without Cause or automatic termination of employment upon expiration of employment agreement with a specified term.

(4)	Under each executive’s employment agreement, if we terminate an executive’s employment without Cause during a fiscal year, the executive is entitled to receive a pro rata portion of any bonus earned pursuant to a bonus award approved by the compensation committee for such year. In December 2012, our compensation committee approved bonus amounts earned under the Incentive Compensation Plan awards for fiscal 2012 for certain of our executive officers. The amounts listed above represent the full amount of such bonuses earned for each executive officer, since we are assuming they were terminated on the last day of the fiscal year and the compensation committee did not exercise its negative discretion not to pay such amount.

(5)	The dollar amounts indicated for salary continuation and Incentive Compensation Plan for Mr. Agnes are based on the average exchange rate during fiscal 2012 of approximately 1.3 U.S. dollars per euro, since Mr. Agnes’ base salary and Incentive Compensation Plan bonus are paid in euros.

(6)	The dollar amounts indicated for salary continuation, severance and Incentive Compensation Plan for Mr. Stevenson are based on the average exchange rate during fiscal 2012 of approximately 1.0 U.S. dollar per Australian dollar, since Mr. Stevenson’s base salary and Incentive Compensation Plan bonus are paid in Australian dollars and his severance would be paid in Australian dollars.

Estimated Benefits Payable As a Result of Termination of Employment by Employee For Good Reason or by Company Without Cause Within Twelve Months Following a Change in Control(1)

Elements	Robert B. McKnight	Richard Shields	Charles S. Exon	Pierre Agnes(6)	Craig Stevenson(7)
Salary continuation(2)	$3,000,000	$1,000,000	$1,100,000	$926,250	$712,500
Severance(3)	3,636,750	—	—	—	64,125
Early vesting of stock options(4)	31,667	38,000	28,334	582,100	42,500
Incentive Compensation Plan(6)	218,800	62,500	120,300	116,000	103,900

Total	$6,887,217	$1,100,500	$1,248,634	$1,624,350	$923,025

(1)	For purposes of this table, “change in control” has the meaning set forth in the executive officer employment agreements described above. The employment agreements of Messrs. Stevenson and Agnes do not include the concept of, or a definition for, change in control.

(2)	Represents base salary continuation for twenty-four months for Messrs. Shields and Exon, thirty-six months for Mr. McKnight and eighteen months for Messrs. Agnes and Stevenson following termination.

(3)	With respect to Mr. McKnight, represents severance equal to three times his average annual bonus earned during the two most recently completed fiscal years (i.e., fiscal 2010 and fiscal 2011), payable over thirty-six months following termination. With respect to Mr. Stevenson, represents continuation of superannuation contributions for eighteen months following termination.

(4)	Represents the value of unvested stock options as of October 31, 2012 which accelerate on termination for Good Reason or without Cause, assuming the unvested stock options had not previously accelerated in connection with the change in control.

(5)	Under each executive’s employment agreement, if an executive terminates his employment for Good Reason or we terminate his employment without Cause during a fiscal year, the executive is entitled to receive a pro rata portion of any bonus earned pursuant to a bonus award approved by the compensation committee for such year. In December 2012, our compensation committee approved bonus amounts earned under the Incentive Compensation Plan awards for fiscal 2012 for our executive officers. The amounts listed above represent the full amount of such bonuses earned for each executive officer, since we are assuming they were terminated on the last day of the fiscal year and the compensation committee did not exercise its negative discretion not to pay such amount.

(6)	The dollar amounts indicated for salary continuation and Incentive Compensation Plan for Mr. Agnes are based on the average exchange rate during fiscal 2012 of approximately 1.3 U.S. dollars per euro, since Mr. Agnes’ base salary and Incentive Compensation Plan bonus are paid in euros.

(7)	The dollar amounts indicated for salary continuation, severance and Incentive Compensation Plan for Mr. Stevenson are based on the average exchange rate during fiscal 2012 of approximately 1.0 U.S. dollar per Australian dollar, since Mr. Stevenson’s base salary and Incentive Compensation Plan bonus are paid in Australian dollars and his severance would be paid in Australian dollars.

Estimated Benefits Payable as a Result of Termination of Employment Upon Retirement

Elements	Robert B. McKnight	Richard Shields	Charles S. Exon	Pierre Agnes(2)	Craig Stevenson(3)
Incentive Compensation Plan(1)	$218,800	$62,500	$120,300	$116,000	$103,900

Total	$218,800	$62,500	$120,300	$116,000	$103,900

(1)	Under the terms of the Incentive Compensation Plan, if an employee retires during a fiscal year, the executive is entitled to receive a pro rata portion of any bonus earned pursuant to a bonus award approved by the compensation committee for such year, unless otherwise determined by the compensation committee. In December 2012, our compensation committee approved bonus amounts earned under the Incentive Compensation Plan awards for fiscal 2012 for our executive officers. The amounts listed above represent the full amount of such bonuses earned for each executive officer since we are assuming they were terminated on the last day of the fiscal year, and that the compensation committee did not exercise its negative discretion not to pay such amount.

(2)	The dollar amounts indicated for Incentive Compensation Plan for Mr. Agnes is based on the average exchange rate during fiscal 2012 of approximately 1.3 U.S. dollars per euro, since Mr. Agnes’ Incentive Compensation Plan bonus is paid in euros.

(3)	The dollar amounts indicated for Incentive Compensation Plan for Mr. Stevenson are based on the average exchange rate during fiscal 2012 of approximately 1.0 U.S. dollar per Australian dollar, since Mr. Stevenson’s Incentive Compensation Plan bonus is paid in Australian dollars.

Estimated Benefits Payable As a Result of Termination of Employment Due to Death or Disability

Elements	Robert B. McKnight	Richard Shields	Charles S. Exon	Pierre Agnes(3)	Craig Stevenson(4)
Early vesting of stock options(1)	$31,667	$38,000	$28,334	$582,100	$42,500
Incentive Compensation Plan(2)	218,800	62,500	120,300	116,000	103,900

Total	$250,467	$100,500	$148,634	$698,100	$146,400

(1)	Represents the value of unvested stock options as of October 31, 2012 which accelerate on termination due to death or disability.

(2)	Under each executive’s employment agreement, if an executive’s employment is terminated due to death or disability during a fiscal year, the executive is entitled to receive a pro rata portion of any bonus earned pursuant to a bonus award approved by the compensation committee for such year. In December 2012, our compensation committee approved discretionary bonus amounts earned under the Incentive Compensation Plan awards for fiscal 2012 for our executive officers. The amounts listed above represent the full amount of such bonuses earned for each executive officer, since we are assuming they were terminated on the last day of the fiscal year and the compensation committee did not exercise its negative discretion not to pay such amount.

(3)	The dollar amount indicated for Mr. Agnes is based on the average exchange rate during fiscal 2012 of approximately 1.3 U.S. dollars per euro, since Mr. Agnes’ Incentive Compensation Plan bonus is paid in euros.

(4)	The dollar amounts indicated for Incentive Compensation Plan for Mr. Stevenson are based on the average exchange rate during fiscal 2012 of approximately of 1.0 U.S. dollar per Australian dollar, since Mr. Stevenson’s Incentive Compensation Plan bonus is paid in Australian dollars.

Estimated Benefits Payable As a Result of a Corporate Transaction and Without the Termination of the Executive Officers’ Employment(1)

Elements	Robert B. McKnight	Richard Shields	Charles S. Exon	Pierre Agnes	Craig Stevenson
Early vesting of stock options(2)	$31,667	$38,000	$28,334	$582,100	$42,500

Total	$31,667	$38,000	$28,334	$582,100	$42,500

(1)	For purposes of this table, “corporate transaction” has the meaning set forth in our 2000 Plan described above.

(2)	Represents the value of unvested stock options as of October 31, 2012 which accelerate on a corporate transaction, assuming the options are neither assumed by the successor corporation nor replaced with a cash incentive program preserving the spread existing at the time of the corporate transaction.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement, and based on that review and discussion the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of
the Board of Directors
William M. Barnum, Jr.
Joseph F. Berardino
Robert L. Mettler

February 5, 2013

The above report of the compensation committee will not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

AUDIT COMMITTEE REPORT

The audit committee’s role is to act on behalf of the board of directors in the oversight of all aspects of Quiksilver’s financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the 2012 fiscal year with management.

The audit committee also reviewed and discussed with Deloitte & Touche LLP, Quiksilver’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed with the audit committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61, as amended). In addition, the audit committee has discussed with Deloitte & Touche their independence from management and Quiksilver, including the matters in the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the audit committee concerning independence, which were received by the audit committee. The audit committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with their independence.

The audit committee discussed with Deloitte & Touche the overall scope and plans for their audit. The audit committee met with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of Quiksilver’s internal controls, and the overall quality of Quiksilver’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2012 for filing with the Securities and Exchange Commission.

The Audit Committee of
the Board of Directors
William M. Barnum, Jr.
Joseph F. Berardino
James G. Ellis
Robert L. Mettler

February 5, 2013

The above report of the audit committee will not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has not yet selected the independent registered public accounting firm to conduct the audit of our books and records for the fiscal year ending October 31, 2013. Our audit committee will make its selection after it has received and reviewed audit proposals for the year.

Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ended October 31, 2012. Representatives of Deloitte & Touche are expected to be present at our annual meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

Audit and All Other Fees

The fees billed to us by Deloitte & Touche during the last two fiscal years for the indicated services were as follows:

	Fiscal 2012	Fiscal 2011
Audit Fees(1)	$2,763,000	$2,266,000
Audit-Related Fees(2)	-0-	189,000
Tax Fees(3)	565,000	696,000
All Other Fees(4)	-0-	-0-

Total Fees	$3,328,000	$3,151,000

(1)	Audit Fees — These are fees for professional services performed by Deloitte & Touche for the audit of our annual financial statements and review of financial statements included in our 10-Q filings, Section 404 attest services, consents and comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — These are fees for assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements. This includes due diligence related to mergers and acquisitions, and consulting on financial accounting/reporting standards.

(3)	Tax Fees — These are fees for professional services performed by Deloitte & Touche with respect to tax compliance, tax advice and tax planning. This includes the preparation of Quiksilver and our consolidated subsidiaries’ original and amended tax returns, refund claims, payment planning, tax audit assistance and tax work stemming from “Audit-Related” items.

(4)	All Other Fees — These are fees for other permissible work performed by Deloitte & Touche that does not meet the above category descriptions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its charter, our audit committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the SEC. Each year, the independent registered public accounting firm’s retention to audit our financial statements, including the associated fee, is approved by the audit committee. At the beginning of the fiscal year, the committee will evaluate other known potential engagements of our independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non- audit service on the independent registered public accounting firm’s independence from management. At each subsequent committee meeting, the committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year. The committee has delegated to the chairman of the committee the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. This might occur, for example, if we proposed to execute a financing on an accelerated timetable. If the chairman so approves any such engagements, he is required to report that approval to the full committee at the next committee meeting.

Since November 1, 2010, each new engagement of Deloitte & Touche has been approved in advance by the committee and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Potential Related Party Transactions

Our audit committee is responsible for the review, approval or ratification of “related-person transactions” between us and related persons. Under SEC rules, related persons are our directors, officers, nominees for directors, or 5% stockholders of our common stock since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of transactions in which we are a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect interest. Our audit committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

—	any employment by us of an executive officer if:

—	the related compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements; or

—

the executive officer is not an immediate family member of another of our executive officers or directors, the related compensation would be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and our compensation committee approved (or recommended that the board approve) such compensation;

—	any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements;

—

any transaction with another organization for which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that organization, if the amount involved does not exceed the greater of $1,000,000, or 1% of that organization’s gross annual revenue;

—

any charitable contribution by us to a charitable or educational organization for which a related person’s only relationship is as an employee (other than an executive officer), a trustee or a director, if the amount involved does not exceed the lesser of $1,000,000, or 1% of the charitable organization’s gross annual revenues;

—	any transaction where the related person’s interest arises solely from the ownership of our securities and all holders of such securities received the same benefit on a pro rata basis; and

—	any transaction where the rates or charges involved are determined by competitive bids.

Transactions falling within the scope of these policies and procedures that are not included in one of the above categories are reviewed by our audit committee, which determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction in its discretion.

Related Party Transactions

European Office Leases

One of our European subsidiaries leases office space in Soorts-Hossegor and in Capbreton, France from SCI Anepia, an entity owned by Pierre Agnes, our Quiksilver Europe-President, and his wife. The Hossegor lease is for a 9-year term expiring on November 17, 2015. The current annual rent is €282,882 (approximately $367,747 at an assumed exchange rate of 1.3 dollars per euro). The Capbreton lease is also for a term of 9 years expiring on February 1, 2019. The current annual rent is €175,341 (approximately $227,943 at an assumed exchange rate of 1.3 dollars per euro). From November 1, 2011 through October 31, 2012, we paid SCI Anepia an aggregate of €458,223 (approximately $595,690 at an assumed exchange rate of 1.3 dollars per euro) under these leases. We believe these leases are on terms no less favorable to us than those that are available from persons not affiliated with us.

Rhône Warrant and Registration Rights Agreement

On July 31, 2009, we, along with our Quiksilver Americas, Inc. subsidiary, as borrower, entered into a Credit Agreement with Rhône Group L.L.C. (“Rhône Group”), as administrative agent, and Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P., as the lenders (the “Rhône Lenders”), providing for a senior secured term loan facility to Quiksilver Americas in an aggregate principal amount of $125,000,000 (the “U.S. term facility”). Also on July 31, 2009, we, along with our Mountain & Wave S.à.r.l. subsidiary (“Quiksilver Europe”), as borrower, entered into a Credit Agreement with Rhône Group, as administrative agent, and the Rhône Lenders, providing for a senior secured term loan facility to Quiksilver Europe in an aggregate principal amount of €20 million (the “European term facility”, together with the U.S. term facility, the “Rhône term loans”). As described below under “Rhône Debt-for-Equity Exchange and Stockholders Agreement,” the Rhône term loans have been repaid in full. Upon the closing of the Rhône term loans in July 2009, Rhône Group received an upfront fee of 3% of the aggregate principal amount of the term facilities and, upon the final payment of the U.S. term facility in October 2010, received an additional aggregate payment of $1,500,000.

In consideration of providing the Rhône term loans we entered into a Warrant and Registration Rights Agreement with Rhône Capital III L.P. (“Rhône Capital III”) and the Rhône Lenders, which are funds affiliated with Rhône Capital III, pursuant to which we issued to the Rhône Lenders warrants to purchase shares of our common stock exercisable for 25,653,831 shares of common stock. The warrants were fully earned and vested upon issuance. The exercise price of the warrants is $1.86 per share and the warrants are exercisable at any time during their seven-year term by paying the exercise price in cash, pursuant to a “cashless exercise” of the warrant or by a combination thereof.

Pursuant to the terms of the Warrant and Registration Rights Agreement, on July 31, 2009, we increased the number of directors constituting our board of directors by two and filled the newly-created directorships with two directors, M. Steven Langman and Andrew W. Sweet, nominated by Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P. (together, the “Appointing Funds”), respectively. Triton Coinvestment SPV L.P.’s right to nominate one director continues until the Rhône Lenders have sold one-third of the shares of common stock issued upon exercise of the warrants (or warrants exercisable for such amount) other than to affiliates of Rhône Capital III, and Triton Onshore SPV L.P.’s right to nominate one director continues until the Rhône Lenders have sold two-thirds of the shares of common stock issuable upon exercise of the warrants (or warrants exercisable for such amount) other than to affiliates of Rhône Capital III.

Messrs. Langman and Sweet are each members of the board of managers of Rhône Group, and hold equity interests in such entity. In addition, Messrs. Langman and Sweet hold limited partnership interests in various investment vehicles which have provided capital to the Rhône Lenders and are members of the board of managers of Rhône Capital L.L.C., which together with its affiliates (including Rhône Capital III), indirectly control such investment vehicles as well as the Rhône Lenders. Messrs. Langman’s and Sweet’s director compensation is described under the heading “CORPORATE GOVERNANCE – Director Compensation.”

The Rhône term loans would have matured on July 30, 2014 and bore interest at 15% per annum. Interest paid with respect to the Rhône term loans totaled $25.3 million. Both Rhône term loans were guaranteed by Quiksilver, Inc. and most of our U.S. subsidiaries, and the European term facility was also guaranteed by our subsidiary Quiksilver Deluxe S.à.r.l., a Luxemburg company, and certain of our other foreign subsidiaries. The Rhône term loans were secured primarily by a first or second-priority security interest in substantially all property related to our Americas business.

Under the terms of the Warrant and Registration Rights Agreement, the exercise price and number of common shares issuable upon exercise of the warrants we issued in connection with the Rhône term loans are subject to customary adjustments for certain events. We are required to obtain the consent of Rhône Capital III prior to issuing our common stock (or securities convertible or exchangeable into common stock) at a price per share less than $1.86. To the extent any adjustment to the warrants would result in an issuance of our common stock in excess of 19.99% of the outstanding shares at the time of the issuance of the warrants, the holders would instead be issued upon exercise of the warrants shares of our non-voting Series A Preferred Stock, with the same economic rights (including the right to participate in any change of control) as a share of common stock, other than a fixed dividend rate of 10% per annum, increasing 2% every two quarters up to 18% per annum. Such preferred shares would be automatically converted to common stock upon receipt of approval of our stockholders. The warrants are not transferable (other than to affiliates of Rhône Capital III) and although the common stock issued upon exercise of the warrants is fully transferable (except for any securities law restrictions), the holders agreed not to transfer common stock representing 15% or more of the then outstanding number of shares of our common stock to any one person unless approved by our board of directors.

Under the Warrant and Registration Rights Agreement, the Rhône Lenders have customary demand and piggyback registration rights with respect to the warrants and the underlying shares. Each initial holder of warrants that continue to hold at least 50% of the warrants (or the shares underlying the warrants) initially issued to such holder has additional subscription rights pursuant to the warrants allowing such initial holder to maintain its proportionate, as-if-converted ownership interest in us, if we make a public or private offering of our common stock for cash, subject to certain exclusions.

Rhône Stockholders Agreement

On August 9, 2010, pursuant to an exchange agreement with Rhône Capital III and the Rhône Lenders, we, along with Quiksilver Americas and Quiksilver Europe, exchanged $140 million of the principal balance outstanding under the Rhône term loans for approximately 31.1 million shares of our common stock, which represented an exchange price of $4.50 per share (the “Exchange”). Upon consummation of the Exchange, Rhône Capital III received an aggregate exchange fee of $6,650,000. Following the Exchange, the aggregate balance outstanding under the Rhône term loans was $24.5 million, which was repaid in October 2010.

In connection with the Exchange, we, the Rhône Lenders and Rhône Capital III, entered into a Stockholders Agreement, under which, among other things, Rhône Capital III and the Rhône Lenders are entitled to (i) customary demand and piggyback registration rights with respect to the shares of our common stock issued in the Exchange, (ii) so long as Rhône Capital III and its affiliates collectively continue to own at least 8,333,334 shares of our common stock, preemptive rights to purchase additional shares of our common stock to maintain their respective proportionate ownership interest in us if we make a public or private offering of common stock for cash, subject to certain exclusions, and (iii) certain information rights. Further, under the Stockholders Agreement, each of the Appointing Funds will be entitled to designate a director to our board of directors; provided, that if the Rhône

Lenders sell one-third or more of the common stock they received in the Exchange to any persons other than affiliates, then only Triton Onshore SPV L.P. shall be entitled to designate a director pursuant to the Stockholders Agreement, and if the Rhône Lenders sell two-thirds or more of the common stock they received in the Exchange to any persons other than affiliates, then Triton Onshore SPV L.P.’s right to designate a director pursuant to the Stockholders Agreement shall terminate; provided further, however, that for so long as any directors designated by the Appointing Funds pursuant to the Warrant and Registration Rights Agreement serve on the board of directors, then such directors shall be counted as directors designated by the Appointing Funds for purposes of the Stockholders Agreement.

The Stockholders Agreement also provides that the Rhône Lenders are subject to transfer restrictions, subject to certain exceptions, and standstill restrictions. The standstill restrictions provide that, subject to certain exceptions and until Rhône Capital III and its affiliates cease to beneficially own more than 20% of our outstanding common stock on a fully-diluted basis, neither Rhône Capital III nor its affiliates, including the Rhône Lenders, will, without the prior written consent of the independent directors of our board of directors, effect or seek, offer or propose (i) to beneficially own, individually or as part of a “group” (within the meaning of Section 13(d) of the Exchange Act), more than 34.99% of our common stock, (ii) to transact any tender or exchange offer or merger involving us, and (iii) to solicit any proxies or written consents to elect directors to our board of directors (other than any solicitation of proxies to elect any director that they are entitled to designate pursuant to the Stockholders Agreement and the Warrant and Registration Rights Agreement and who has not been nominated by the board of directors and/or elected by our stockholders).

The standstill restrictions do not prevent Rhône Capital III or any of its affiliates, during such time as they beneficially own more than 20% of our outstanding common stock on a fully-diluted basis, from acquiring, either directly or indirectly, (i) the shares of our common stock or Series A preferred stock issuable or issued upon the exercise of the warrants issued under the Warrant and Registration Rights Agreement, (ii) the shares of our common stock, if any, issued pursuant to the preemptive rights provisions of the Stockholders Agreement and the Warrant and Registration Rights Agreement, (iii) certain shares of our common stock issued to the directors designated by the Appointing Funds because of their service on our board of directors or (iv) any common stock or common stock equivalents directly from us or pursuant to a tender or exchange offer made to all of our stockholders.

In addition, the standstill restrictions under the Stockholders Agreement terminate if, at any time during the standstill period, (i) we fail to nominate any director designated by Rhône Capital III and its affiliates pursuant to the Stockholders Agreement or the Warrant and Registration Rights Agreement or fail to vote any of our proxies in favor of any such director, (ii) our stockholders fail to elect any director designated by Rhône Capital III and its affiliates pursuant to the Stockholders Agreement or Warrant and Registration Rights Agreement, (iii) a “change of control” or similar concept shall have occurred under any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries or any of our properties may be bound, or (iv) Rhône Capital III and its affiliates cease to beneficially own more than 20% of our outstanding common stock on a fully-diluted basis.

See “EXECUTIVE COMPENSATION AND OTHER INFORMATION – Employment Agreements” above for a discussion of our employment arrangements with Mr. Mooney.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Certain officers, directors and greater-than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended October 31, 2012 all Section 16(a) filing requirements applicable to our officers, directors and greater-than ten percent beneficial owners were satisfied.

NOMINATIONS AND STOCKHOLDER PROPOSALS

From time to time, stockholders submit proposals that may be proper subjects for inclusion in our proxy statement and for consideration at an annual meeting. Any stockholder proposals for inclusion in our 2014 proxy statement must be received by our corporate Secretary no later than October 15, 2013. All stockholders submitting proposals must meet the stockholder eligibility requirements of Rule 14a-8 (available on the SEC website). Please direct any such proposal, as well as any related questions, to our corporate Secretary at Quiksilver, Inc., 15202 Graham Street, Huntington Beach, CA 92649.

Our bylaws provide that any stockholder wishing to nominate a director at or bring any other item before an annual meeting, other than proposals intended to be included in the proxy materials pursuant to Rule 14a-8, must provide timely and compliant written notice. To be timely for the 2014 annual meeting, a notice must be delivered to our corporate Secretary at the address provided above, but not before November 19, 2013 nor after December 19, 2013. However, if the 2014 annual meeting is advanced by more than 30 days or delayed more than 70 days from March 19, 2014, then our bylaws provide a different deadline for the notice. The notice must contain and be accompanied by additional information as specified in our bylaws. We recommend that any stockholder wishing to nominate a director at or bring any other item before an annual meeting review a copy of our bylaws.

ANNUAL REPORT

Our Annual Report containing audited financial statements for the fiscal year ended October 31, 2012 accompanies this proxy statement. WE WILL SEND A STOCKHOLDER UPON REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED OCTOBER 31, 2012, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF RICHARD SHIELDS, CHIEF FINANCIAL OFFICER, AT OUR ADDRESS SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board of Directors knows of no other matter which will be acted upon at our annual meeting. If any other matter is presented properly for action at our annual meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors,
QUIKSILVER, INC.
ROBERT B. McKNIGHT, JR.
Executive Chairman

Huntington Beach, California

February 12, 2013

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are often, but not always, identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “outlook,” “strategy,” “future,” “likely,” “may,” “should,” “could,” “will” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other U.S. Securities and Exchange Commission filings.

Any forward-looking statement made by us in this proxy statement are based only on information currently available to us and speaks only as of this date. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

ANNEX A

QUIKSILVER, INC.

2013 PERFORMANCE INCENTIVE PLAN

1. PURPOSE OF PLAN

The purpose of this Quiksilver, Inc. 2013 Performance Incentive Plan (this “Plan”) of Quiksilver, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k) determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5 Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1) 4,460,000 shares of Common Stock; plus

(2) the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 2000 Stock Incentive Plan, as amended (the “2000 Plan”), as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2000 Plan as of the Stockholder Approval Date; plus

(3) the number of any shares subject to stock options granted under the 2000 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised; plus

(4) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2000 Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested;

provided that in no event shall the Share Limit exceed 24,657,363 shares (which is the sum of the 4,460,000 shares set forth above, plus the number of shares available under the 2000 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to awards previously granted and outstanding under the 2000 Plan as of the Effective Date).

The following limits also apply with respect to awards granted under this Plan:

(a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 7,000,000 shares.

(b) The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 4,000,000 shares.

(c) The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to non-employee directors under this Plan is 4,000,000 shares. For this purpose, a “non-employee director” is a member of the Board who is not, at the time of grant of the award, an officer or employee of the Corporation or one of its Subsidiaries.

(d) Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3 Awards Settled in Cash, Reissue of Awards and Shares. Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limits of this Plan). To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4 Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS

5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4 Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the

Common Stock and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award that is subject to performance-based vesting requirements or the unvested portion of a stock unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.

5.2 Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative (including, without limitation, relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, return on total stockholder equity, gross revenue, revenue growth, sales or revenue targets, operating income (before depreciation and amortization and before or after taxes), net earnings (before or after interest, taxes, depreciation, amortization, and/or stock-based compensation costs), return on equity or on assets or on net investment, cost containment or reduction, market share, cost reduction goals, budget comparisons, implementation or completion of projects or processes strategic or critical to the Corporation’s business operations, measures of customer satisfaction, or any combination thereof, or the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of the Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and

Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be subject to Performance-Based Awards (including Performance-Based Awards payable in shares of Common Stock and Performance-Based Awards payable in cash where the amount of cash payable upon or following vesting of the award is determined with reference to the fair market value of a share of Common Stock at such time) that are granted to any one participant in any one calendar year shall not exceed 4,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1; provided that this limit shall not apply to Qualifying Options and Qualifying SARs (which are covered by the limit of Section 4.2(b)). The aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash (excluding cash awards covered by the preceding sentence where the cash payment is determined with reference to the fair market value of a share of Common Stock upon or following the vesting of the award) and granted to that participant in any one calendar year shall not exceed $4,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders.

5.3 Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5 Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6 Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange for the next preceding day on which sales of Common Stock were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation (for example, in connection with the expiration or termination of the award);

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator;

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1 General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2 Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7. ADJUSTMENTS; ACCELERATION

7.1 Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2 Corporate Transactions - Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); any exchange of Common Stock or other securities of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a sale of all or substantially all the business, stock or assets of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3 Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8. OTHER PROVISIONS

8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of February 5, 2013, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13 Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

ANNEX B

QUIKSILVER, INC.

EMPLOYEE STOCK PURCHASE PLAN1

(As amended and restated February 5, 2013)

1. PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of Quiksilver, Inc., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

This February 5, 2013 amendment and restatement shall become effective upon approval of such amendment and restatement by the Corporation’s stockholders at the 2013 Annual Meeting of Stockholders. In the event such stockholder approval is not obtained, then the revisions to the Plan effected by this amendment and restatement shall have no force and effect; however, the Employee Stock Purchase Plan shall continue in effect in accordance with the terms and provisions of the plan in effect on the date prior to this amendment and restatement.

2. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. Notwithstanding anything else contained in the Plan to the contrary, the Plan Administrator may also adopt rules, procedures, separate offerings or sub-plans applicable to particular subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423 and need not comply with the otherwise applicable provisions of the Plan.

3. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 4,700,000 shares. Such share reserve consists of (i) 800,000 shares approved by the Corporation’s stockholders in connection with the initial adoption of the Plan, (ii) an increase of 900,000 shares approved by the Corporation’s stockholders on March 16, 2007, (iii) an increase of 2,000,000 shares approved by the Corporation’s stockholders on March 25, 2009, and (iv) an increase of 1,000,000 shares for which approval by the Corporation’s stockholders will be sought at the 2013 Annual Meeting of Stockholders.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable by all Participants in the aggregate on any one Purchase Date, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Plan Administrator deems appropriate to prevent the dilution or enlargement of benefits under the Plan and the outstanding purchase rights, and such adjustments shall be final, binding and conclusive.

[1]	All share amounts in this document have been revised to reflect a 2 for 1 stock split effected through a stock dividend on April 30, 2003 and a 2 for 1 stock split effected through a stock dividend on April 27, 2005.

4. PURCHASE PERIODS

Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

5.	ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any Purchase Period under the Plan may enter that Purchase Period on such start date.

B. To participate in the Plan for a particular Purchase Period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) in advance of that Purchase Period and in accordance with such terms and conditions as the Plan Administrator may impose.

6. PAYROLL DEDUCTIONS

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during a Purchase Period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during the Purchase Period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the Purchase Period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Period.

(ii) The Participant may, prior to the commencement of any new Purchase Period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective on the start date of the first Purchase Period following the filing of such form.

B. Payroll deductions shall begin on the first pay day administratively feasible following the beginning of the Purchase Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Purchase Period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date.

7. PURCHASE RIGHTS

A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each Purchase Period in which he or she participates. The purchase right shall be granted on the first business day of the Purchase Period and shall provide the Participant with the right to purchase shares of Common Stock upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised on each successive Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Period ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the first business day of the Purchase Period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Period ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 4,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in the aggregate by all Participants on any one Purchase Date shall not exceed 400,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Purchase Period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in the aggregate by all Participants on each Purchase Date.

E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded.

F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

(A) A Participant may, at any time prior to the next scheduled Purchase Date, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Period in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(B) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Purchase Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Purchase Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms).

(C) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Period in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Period or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period will be treated as anew Employee for purposes of subsequent participation in the Plan and must accordingly re- enroll in the Plan (by making a timely filing of the prescribed enrollment forms).

G. CHANGE IN CONTROL. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the first business day of the Purchase Period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in the aggregate by all participants.

The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

8. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue on each successive Purchase Date on which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the payroll deductions which the Participant made during that Purchase Period with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

9. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was originally adopted by the Board on February 15, 2000 and became effective at the Effective Time. This amendment and restatement was adopted by the Board on February 5, 2013 and shall become effective upon approval thereof by the Corporation’s stockholders at the 2013 Annual Meeting of Stockholders. In no event, however, shall any payroll deductions be collected or purchase rights be exercised, and no shares of Common Stock shall be issued, pursuant to this February 5, 2013 amendment and restatement unless the Corporation is at the time in compliance with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on an appropriate form filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) January 31, 2023, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

10. AMENDMENT/TERMINATION OF THE PLAN

A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Period.

B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

11. GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

D. The Corporation shall have the right to take whatever steps the Plan Administrator deems necessary or appropriate to comply with all applicable federal, state, local and employment tax withholding requirements, and the Corporation’s obligations to deliver shares under this Plan shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, the Corporation shall have the right to withhold taxes from any other compensation or other amounts that it may owe to the Participant, or to require the Participant to pay to the Corporation the amount of any taxes that the Corporation may be required to withhold with respect to such shares. The Plan Administrator may require the Participant to notify the Plan Administrator or the Corporation before the Participant sells or otherwise disposes of any shares acquired under the Plan.

E. Except as the Plan Administrator may expressly provide in the case of one or more sub-plans adopted pursuant to Section 2, the Plan and purchase rights granted thereunder are intended to qualify under Code Section 423. Accordingly, all Participants are to have the same rights and privileges (within the meaning of Code Section 423(b)(5) and except as not required thereunder to qualify the Plan under Code Section 423) under the Plan, subject to differences in compensation among Participants and subject to the contribution and share limits of the Plan.

APPENDIX

The following definitions shall be in effect under the Plan:

A. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more Purchase Periods under the Plan. Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any and all contributions made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. Base Salary shall NOT include (i) any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive- type payments received during the period of participation in the Plan and (ii) any contributions made on the Participant’s behalf by the Corporation or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from Base Salary).

B. BOARD shall mean the Corporation’s Board of Directors.

C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders or pursuant to a private transaction or series of related transactions with one or more of the Corporation’s stockholders.

D. CODE shall mean the Internal Revenue Code of 1986, as amended.

E. COMMON STOCK shall mean the Corporation’s common stock.

F. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

G. CORPORATION shall mean Quiksilver, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Quiksilver, Inc. which shall by appropriate action adopt the Plan.

H. EFFECTIVE TIME shall mean July 1, 2000. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Global Select Market (or the Nasdaq Global Market), then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the Nasdaq Global Select Market (or the Nasdaq Global Market) on the date in question, as such price is reported by The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

K. 1933 ACT shall mean the Securities Act of 1933, as amended.

L. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

M. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of February 5, 2013 are listed in attached Schedule A.

N. PLAN shall mean the Corporation’s amended and restated Employee Stock Purchase Plan, as set forth in this document.

O. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

P. PURCHASE DATE shall mean the last business day of each Purchase Period. The initial Purchase Date shall be December 29, 2000.

Q. PURCHASE PERIOD shall mean each successive approximate six (6)-month period, beginning on the first business day in each of July and January and ending on the last business day in each of June and December of each year, at the end of which there shall be purchased shares of Common Stock on behalf of each Participant; provided, however, that the Plan Administrator may declare, as it deems appropriate and in advance of the applicable Purchase Period, a shorter (not to be less than three (3) months) or a longer (not to exceed twenty seven (27) months) Purchase Period; provided further that the Purchase Date for a Purchase Period may not occur on or before the Purchase Date for the immediately preceding Purchase Period.

R. STOCK EXCHANGE shall mean the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange.

B-2

QUIKSILVER, INC.

15202 GRAHAM STREET

HUNTINGTON BEACH, CA 92649

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. McKnight, Jr. and Andrew P. Mooney as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Quiksilver, Inc. held of record by the undersigned on January 25, 2013, at the Annual Meeting of Stockholders to be held on March 19, 2013 and at any adjournment or postponement of such meeting.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

QUIKSILVER, INC.

March 19, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at – http://www.quiksilverinc.com/proxy

Stockholders wishing to attend the annual meeting in person may obtain directions by contacting us at (714) 889-2200

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW AND “FOR” PROPOSALS 2 AND 3.

1. Election of Directors ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: ☐ William M. Barnum, Jr. ☐ Joseph F. Berardino ☐ James G. Ellis ☐ M. Steven Langman ☐ Robert B. McKnight, Jr. ☐ Robert L. Mettler ☐ Andrew P. Mooney ☐ Andrew W. Sweet

2. Approval of the Quiksilver, Inc. 2013 Performance Incentive Plan.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

3. Approval of the Amendment and Restatement of the Quiksilver, Inc. Employee Stock Purchase Plan.

☐  FOR        ☐  AGAINST         ☐  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED AND “FOR” PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. AT THE TIME OF PREPARATION OF THE PROXY STATEMENT, THE BOARD OF DIRECTORS KNOWS OF NO BUSINESS TO COME BEFORE THE MEETING OTHER THAN THAT REFERRED TO IN THE PROXY STATEMENT.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ¢

All other proxies heretofore given by the undersigned to vote shares of stock of Quiksilver, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder Date:		Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a signer is a partnership, please sign in partnership name by authorized person.